UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AB INTERNATIONAL GROUP CORP.

(Exact name of registrant as specified in its charter)

NV	37-1740351
(State of Incorporation)	(IRS Employer Identification Number)

48 Wall Street, Suite 1009,

New York, NY 10005

(212) 918-4519

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Copies of all correspondence to:

The Doney Law Firm

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113
Tel. No.: (702) 982-5686
(Address, including zip code, and telephone, including area code)

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	200,000,000	$.0054	$1,080,000	$100.12
Common Stock Underlying Warrants	50,000,000	.0054	270,000	25.03
Total	250,000,000		1,350,000	125.15

(1)	Alumni Capital LP (the selling stockholder identified in this prospectus) may offer up to 250,000,000 shares of common stock to be used for drawdowns and warrant exercises in connection with an August 2, 2022 Common Stock Purchase Agreement (the “Purchase Agreement”) and Common Stock Purchase Warrant we entered into with Alumni Capital LP. The shares being registered hereunder include such indeterminate number of shares of our Common Stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (g) under the Securities Act, based on the average of the high and low prices reported for the shares of Common Stock as reported on the OTCPink on July 29, 2022.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED AUGUST 3, 2022

AB INTERNATIONAL GROUP CORP.

Up to 250,000,000 Shares of Common Stock

Pursuant to this prospectus, Alumni Capital LP, a Delaware Limited Partnership (referred to herein as “Alumni Capital”), is offering on a resale basis from time to time an aggregate of up to 250,000,000 shares of common stock, par value $0.001 per share (the “Common Stock), of AB International Group Corp. (“AB International,” “we,” “us”, “our” or the “Company”), a Nevada corporation. Shares amounting to 200,000,000 shares of Common Stock are purchasable by Alumni Capital pursuant to the terms and conditions of the Purchase Agreement that we entered into with Alumni Capital on August 2, 2022 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we have the right to “put”,” or sell, at our discretion, up to $1,000,000 worth of shares of Common Stock to Alumni Capital. This arrangement is also sometimes referred to herein as the “Equity Line.” Shares amounting to 50,000,000 are purchasable upon exercise at $0.02 per share by Alumni Capital pursuant to the terms and conditions of a Common Stock Purchase Warrant.

We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale of the Common Stock by Alumni Capital (referred to herein as the “Selling Stockholder”). However, we may receive up to an aggregate of $1 million in proceeds from the sale of our Common Stock to Alumni Capital pursuant to the Equity Line and up to $1 million in proceeds if Alumni Capital exercises the Common Stock Purchase Warrant.

The Selling Stockholder may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Selling Stockholder is considered an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

The Common Stock is quoted on the OTCPink, under the symbol “ABQQ.” On July 29, 2022, the last reported sale price of the Common Stock on the OTCPink was $0.0054 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2022.

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We have not, and the Selling Stockholders have not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment. We have not, and the Selling Stockholders have not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment is accurate only as of its date. Our business, financial condition, results of operations, and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

The Company was incorporated under the laws of the State of Nevada on July 29, 2013. The Company's fiscal year end is August 31.

We are an intellectual property (IP) and movie investment and licensing firm, focused on acquisitions and development of various intellectual property, including the acquisition and distribution of movies. In February 2019, we launched a business application (Ai Bian Quan Qiu) through smartphones and official social media accounts utilizing Artificial Intelligence. It is a matching platform for performers, advertiser merchants, and owners for more efficient services. We previously generated revenues through an agency service fee from each matched performance. Due to the quarantine and continuous control imposed by the state and local governments in areas affected by COVID-19, merchant advertising events have been suspended for 7 months. The Company decided to suspend the Ai Bian Quan Qiu platform, which, at the time, created an adverse impact on the business and financial condition and hampered its ability to generate revenue and access sources of liquidity on reasonable terms. As a result, we decide to focus mainly the IP transactions and online video streaming. Our management and operations are from the New York City, the international media center.

On April 22, 2020, the Company announced the first phase development of its video streaming service. The online service will be marketed and distributed in the world under the brand name ABQQ.tv. The Company's professional team are sourcing such dramas and films to provide video streaming service on the ABQQ.tv. The video streaming website www.ABQQ.tv was officially launched on December 29, 2020. As of May 31, 2022, the Company acquired 59 movie broadcast rights and a 15-episode TV drama series. The Company will continue marketing and promoting the ABQQ.tv website through Google Ads and acquire additional broadcast rights for movies and TV series, and plan to charge subscription fees once the Company has obtained at least 200 broadcast rights of movie and TV series.

On October 21, 2021, the Company entered into a Lease Agreement (the “Lease”) with Martabano Realty Corp. (the “Landlord”), pursuant to which the Company agreed to lease approximately 8,375 square feet of in what is known as the Mt. Kisco Theatre at 144 Main Street, Mount Kisco, New York. The term of the Lease is five years plus free rent period. Commencing in month four, the Company's monthly base rent obligation will be approximately $6,979, which amount will increase in year three to $13,260, year four at $13,658 and the final year at $14,067 in accordance with the terms of the Lease. The Lease contains customary provisions for real property leases of this type, including provisions allowing the Landlord to terminate the Lease upon a default by the Company.

The space was formerly used as a theatre with a total of 5 screens and 466 sets for screening films. The former theatre opened on December 21, 1962 with Hayley Millsin “In Search of the Castaways.” It was a replacement for the town’s other movie theatre that burned down. It was later twinned and further divided into 5 screens. It was operated for years by Lesser Theaters, then bought by Clearview Cinemas. In June, 2013 it was taken over by Bow-Tie Cinemas when they took most Clearview locations. It lasted until March, 2020 when it was closed by the Covid-19 pandemic. It was announced in September 2020 that the closure would be permanent. The Company intends to continue to use the space as a theatre with a total of 5 screens and 466 sets for screening films. It’s the first theatre of ABQQ Cinemas in America as the new business line of the Company.

On April 27, 2022, we purchased a unique Non-Fungible Token (“NFT”) movie and music marketplace, named as the NFT MMM, from Stareastnet Portal Limited, which including an APP “NFT MMM” on Google Play, and full right to the website: starestnet.io. NFTs are digital assets with a unique identifier that is stored on a blockchain, and NFTs are tradable rights of digital assets (pictures, music, films, and virtual creations) where ownership is recorded in blockchain smart contracts. As the expert of IP transactions specialized in the media industry, we believe that NFTs provide great potential in the intellectual property protection domain. It can promote transparency and liquidity and open the market to innovators who aim to commercialize their IP efficiently. We are actively launching movie and TV drama copyrights NFTs to buyers on the NFT MMM, and expect to generate revenues from the transactions incurred on the platform.

Subsequent to quarter end, on June 22, 2022, we entered an agreement with Zestv Studios Limited, a Hong Kong entity 100% owned by our Chief Executive Officer Chiyuan Deng, to transfer the mainland China copyright and broadcast right for the movie “Too Simple” to Zestv Studios Limited. The total transfer price was $750,000.

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Covid-19

The full extent of the impact of the COVID-19 pandemic on our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict at the present time. In an effort to contain COVID-19 or slow its spread, governments around the world have enacted various measures, including orders to close all businesses not deemed “essential,” isolate residents to their homes or places of residence, and practice social distancing when engaging in essential activities. We anticipate that these actions and the global health crisis caused by COVID-19 will negatively impact business activity across the globe. The movie industry in general has changed dramatically as a result of the pandemic restrictions. While movie theaters struggle to stay alive, online streaming programming has increased. We have endeavored to stay with the trend for streaming services to remain competitive. We have experienced the negative impact in our results of operations and in our financial condition for the year ended August, 2020, especially with respect to the movie distribution end of our business. These impacts concern delays in delivering our movies and IP because of health restrictions imposed on certain public events that concern our business, including, among other things, theaters, indoor and outdoor performances, filming restrictions, music festivals, concerts and other such events, Some of these restrictions include pandemic government mandated shutdowns and others restrictions on capacity gathered at these events, with some jurisdictions imposing fines or revocation of business licensing, and other restrictions. As a result of these factors, our revenue was reduced from March to May of 2020. With immediate closures, the resultant industry and business specific delays have negatively affected our company.

We plan to focus on the video streaming and other web-based applications and expand our business into those areas that we believe we situate the company for continued and increased revenues. As the pandemic is forecasted to worsen in the United States and other areas around the globe, we believe that the demand for our IP, online products and services offerings increases. While we cannot guarantee that the negative effects of the pandemic will not interfere with our ability to generate revenues, we intend to strengthen our position in this dynamic market and position the company to best suit its stockholders.

Specific to our company operations, during the pandemic period, we have enacted precautionary measures to protect the health and safety of our employees and partners. These measures include closing our office, having employees work from home, and eliminating all travel. While having employees work from home may have a negative impact on efficiency and may result in negligible increases in costs, it does have an impact on our ability to execute on our agreements to deliver our core products.

We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state, local or foreign authorities, or that we determine are in the best interests of our employees, customers, partners and stockholders. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers, partners, or vendors, or on our financial results.

Description of the Purchase Agreement and the Common Stock Purchase Warrant

On August 2, 2022, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Alumni Capital LP, a Delaware limited partnership. Pursuant to the Purchase Agreement, the Company has the right, but not the obligation to cause Alumni Capital to purchase up to $1 million of our common stock at the Investment Amount (defined below) during the period beginning on the execution date of the Purchase Agreement and ending on the earlier of (i) the date on which the Alumni Capital has purchased $1 million of our common stock shares pursuant to the Purchase Agreement or (ii) December 31, 2022.

Pursuant to the Purchase Agreement, the “Investment Amount” means seventy five percent (75%) of the lowest traded price of the Common Stock five Business Days prior to the Closing of a Purchase Notice. No Purchase Notice will be made without an effective registration statement and no Purchase Notice will be in an amount less than twenty-five thousand dollars ($25,000) or greater than five hundred thousand dollars ($500,000).

The Purchase Agreement provides that the number of our common stock shares to be sold to Alumni Capital will not exceed the number of shares that, when aggregated together with all other shares of our common stock which the investor is deemed to beneficially own, would result in the investor owning more than 9.99% of our outstanding common stock.

In consideration for Alumni Capital’s execution and performance under the Purchase Agreement, the Company issued to Alumni Capital a Common Stock Purchase Warrant dated August 2, 2022 to purchase 50,000,000 shares of Common Stock at an exercise price of $0.02 per share.

The Purchase Agreement contains certain representations, warranties, covenants and events of default. The Closing occurred following the satisfaction of customary closing conditions.

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THE OFFERING

Common stock to be offered by the Selling Stockholder	Up to 250,000,000 Shares

Shares of Common Stock outstanding before this offering	376,758,463 shares, as of August 1, 2022

Shares of Common Stock outstanding after this offering	626,758,463 shares. This assumes that the Company has fully committed on the Equity Line up to the maximum of shares allowable under this Prospectus and has exercised the Common Stock Purchase Warrant.

Use of Proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder. We may receive up to an aggregate of $1 million in proceeds from the sale of our Common Stock to Alumni Capital pursuant to the Equity Line and up to $1 million in proceeds from the exercise of the Common Stock Purchase Warrant.

Plan of Distribution	The Selling Stockholder may, from time to time, sell any or all of their shares of our Common Stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be fixed or negotiated prices. For further information, see “Plan of Distribution” beginning on page 5.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

OTCPink symbol	“ABQQ.”

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risk Related to Covid 19

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which began in China, has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America.

A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, potential customers, potential suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

The COVID-19 pandemic has required our management to focus their attention primarily on responding to the challenges presented by the pandemic, including ensuring continuous operations, and adjusting our operations to address changes in the virtual payments industry. Due to measures imposed by the local governments in areas affected by COVID-19, businesses have been suspended due to quarantine intended to contain this outbreak and many people have been forced to work from home in those areas. As a result, advertiser merchants orders for event has been suspended, which has had an adverse impact on our business and financial condition and has hampered our ability to generate revenue and access usual sources of liquidity on reasonable terms.

Risks Related to Our Financial Condition

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have generated limited revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will continue to generate operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We have sold several convertible promissory notes with discount to market conversions that have the effect of driving down our stock price, from which we may never recover.

In 2020 and 2021, we have issued several convertible promissory notes to accredited investors. These notes contain terms that allow for discounted conversions from the company’s stock price, with most at a 40% discount. These notes also contain strict terms for compliance and penalty provisions that could cost us more than the principal and accrued interest. They also have most favored nation clauses that force us to offer more favorable terms in subsequent offerings. If we are unable to secure a better form of financing, or pay off the notes before they convert, we could experience a significant drop in our stock price and face other negative consequences. Because we are penny stock, and there is a limited market for our shares, investor may not be able to recoup their investment and noteholders may not be able to sell their converted shares into the market. We may be forced to pay off the convertible debt, with existing or raised funds, which might not be available. We could be at risk of default with the noteholders. If that happens, we may be forced to defend the lawsuits, liquidate assets, etc., which would be costly and turn management’s attention away from the business. We could go out of business and you could lose your entire investment.

Risks Related to Legal Uncertainty

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company we will be exempt from auditor attestation requirements concerning any such report so long as we are a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

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Risks Associated with Management and Control Persons

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Chiyuan Deng, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in the service industry. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified bilingual and “people friendly” personnel in the locations where we principally operate. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Mr. Deng owns a significant percentage of the voting power of our stock and will be able to exercise significant influence over the composition of our Board of Directors, matters subject to stockholder approval and our operations.

As of the date of this filing, Chiyuan Deng owns 100,000 shares of our Series A Preferred Stock, which has the voting power of 51% of the total vote of shareholders. As a result of his equity ownership interest, voting power and the contractual rights described above, Mr. Deng currently is in a position to influence, subject to our organizational documents and Nevada law, the composition of our Board of Directors and the outcome of corporate actions requiring stockholder approval, such as mergers, business combinations and dispositions of assets, among other corporate transactions. In addition, this concentration of voting power could discourage others from initiating a potential merger, takeover or other change of control transaction that may otherwise be beneficial to us, which could adversely affect the market price of our securities.

Risks Related to Our Securities and the Over the Counter Market

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “ABQQ” on the OTCPink operated by OTC Markets Group, Inc, an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

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The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

▪	technological innovations or new products and services by us or our competitors;

▪	government regulation of our products and services;

▪	the establishment of partnerships with other technology companies;

▪	intellectual property disputes;

▪	additions or departures of key personnel;

▪	sales of our common stock

▪	our ability to integrate operations, technology, products and services;

▪	our ability to execute our business plan;

▪	operating results below expectations;

▪	loss of any strategic relationship;

▪	industry developments;

▪	economic and other external factors; and

▪	period to period fluctuations in our financial results.

Because we have nominal revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event we are required to raise additional capital we may do so by selling additional shares of common stock thereby diluting the shares and ownership interests of existing shareholders.

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Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Rule 144 sales in the future may have a depressive effect on our stock price as an increase in supply of shares for sale, with no corresponding increase in demand will cause prices to fall.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

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FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are rapid, there is no assurance with respect to the amount of any such dividend.

We have the right to issue additional common stock and preferred stock without consent of shareholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We are authorized to issue up to 1,000,000,000 shares of common stock, of which there were 376,758,463 shares issued and outstanding as of August 2, 2022. In addition, our articles of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. We have designated and authorized, one 100,000 share of Series A Preferred Stock, 20,000 shares of Series B Convertible Preferred Stock, 1,000,000 shares of Series C Preferred Stock, and 5,075 shares of Series D Preferred Stock. As of August 2, 2022, there were issued and outstanding (i) 100,000 shares of our Series A Preferred Stock, (ii) 20,000 shares of our Series B Preferred Stock, (iii) 365,349 shares of our Series C Preferred Stock, and (iv) 0 shares of our Series D Convertible Preferred Stock.

The shares of authorized but undesignated preferred stock may be issued upon filing of an amended certificate of incorporation and the payment of required fees; no further shareholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation. We have designated four series of preferred stock, four of which have shares issued and outstanding. A description of the terms, rights and preferences of these series of preferred stock are described under “Description of Securities” beginning on page 3.

Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Alumni Capital Purchase Agreement.

The sale of our common stock to Alumni Capital in accordance with the Purchase Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to Alumni Capital in order to exercise a put under the Purchase Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

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The issuance of shares pursuant to the Alumni Capital Purchase Agreement may have significant dilutive effect.

Depending on the number of shares we issue pursuant to the Alumni Capital Purchase Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Purchase Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the

Purchase Agreement is realized. Dilution is based upon common stock put to Alumni Capital and the stock price discounted to seventy five percent (75%) of the lowest traded price of the Common Stock five Business Days prior to the Closing of a Purchase Notice during which the Purchase Price of the Common Stock is valued.

Alumni Capital will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the Alumni Capital Purchase Agreement will be purchased at 75% of the lowest traded price of the Common Stock five Business Days prior to the Closing of a Purchase Notice.

Alumni Capital has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If Alumni Capital sells our shares, the price of our common stock may decrease. If our stock price decreases, Alumni Capital may have further incentive to sell such shares. Accordingly, the discounted sales price in the Purchase Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the Purchase Agreement.

The lowest traded price of the Company’s common stock during the five (5) consecutive trading day period immediately preceding the filing of this Registration Statement was approximately $0.0046. At that price we would be able to sell shares to Alumni Capital under the Purchase Agreement at the discounted price of $0.00345. At that discounted price, the 200,000,000 shares of Common Stock to be issued in connection with the Purchase Agreement would only represent approximately $690,000, which is far below $1,000,000 (the full amount of the Purchase Agreement).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the ‘‘Risk Factors’’ incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our Common Stock in this offering. The Selling Stockholder will receive all of the proceeds from this offering. However, we may receive up to an aggregate of $1 million in proceeds from the sale of our Common Stock to Alumni Capital pursuant to the Equity Line and up to $1 million in proceeds from the exercise of the Common Stock Purchase Warrant.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Stockholder and our independent registered public accountants.

DILUTION

The sale of our common stock to Alumni Capital in accordance with the Purchase Agreement and Common Stock Warrant will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our Purchase Notice, the more shares of our common stock we will have to issue to Alumni Capital in order to drawdown pursuant to the Purchase Agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

SELLING STOCKHOLDER

We are registering shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time.

The following table sets forth:

•                  the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder;

•                  the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of Common Stock, as of August 2, 2022, without regard to any limitations on exercises prior to the sale of the shares covered by this prospectus;

•                  the number of shares that may be offered by the Selling Stockholder pursuant to this prospectus;

•                  the number of shares to be beneficially owned by the Selling Stockholder and their affiliates following the sale of any shares covered by this prospectus; and

•                  the percentage of our issued and outstanding Common Stock to be beneficially owned by the Selling Stockholder and their affiliates following the sale of all shares covered by this prospectus, based on the Selling Stockholder’s ownership of Common Stock as of August 2, 2022.

This prospectus generally covers the (i) resale of all shares received by the Selling Stockholder in connection with the transactions contemplated by the Purchase Agreement and (ii) resale of all shares of Common Stock that are issuable upon exercise by the Selling Stockholder of the Common Stock Purchase Warrant.

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The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

	Number of shares of Beneficially Owned Prior to	Maximum Number of shares of Common Stock to be Sold Pursuant to this	Number of shares of Common Stock Beneficially Owned After Offering(1)(2)
Name of Selling Stockholder	Offering(1)	Prospectus	Number	Percent
Alumni Capital LP (3)	50,000,000(4)	250,000,000(5)	0	0%

(1)              Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to derivative securities exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any person.

(2)              Assumes that the Selling Stockholder sells all shares of Common Stock registered under this prospectus held by such Selling Stockholder.

(3)	Ashkan Mapar, Manager of Alumni Capital, exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Alumni Capital.

(4)              Represents the amount of Warrant Shares under the Common Stock Purchase Warrant (without consideration of the 4.99% ownership limitation imposed by the Warrant).

(5)              Represents the amount of Common Stock issuable pursuant to the Purchase Agreement and Common Stock Purchase Warrant.

PLAN OF DISTRIBUTION

The Selling Stockholder may, from time to time, sell any or all of shares of our Common Stock covered hereby on the OTCPink or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholder may sell  all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•            on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•            in the over-the-counter market;

•            in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•            ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•            block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•            purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•            an exchange distribution in accordance with the rules of the applicable exchange;

•            privately negotiated transactions;

 •            in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•            through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•            a combination of any such methods of sale; or

•            any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker- dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Common Stock will be paid by the selling stockholder and/or the purchasers.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. With respect to any shares of Common Stock issued pursuant to the Equity Line are resold hereunder, the Selling Stockholder is deemed as an underwriter and any broker-dealers that are involved in selling such shares is deemed as an underwriter. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and such broker-dealers or agents will be subject to the prospectus delivery requirements of the Securities Act.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Stockholder. We may, however, receive proceeds from the sale of our common stock under the Purchase Agreement with Alumni Capital and cash exercises of the Common stock Purchase Warrant. Neither the Purchase Agreement with Alumni Capital nor any rights of the parties under the Purchase Agreement with Alumni Capital may be assigned or delegated to any other person.

We have entered into an agreement with Alumni Capital to keep this prospectus effective until Alumni Capital has sold all of the common shares purchased by it under the Purchase Agreement and has no right to acquire any additional shares of common stock under the Purchase Agreement.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue an aggregate of 1,000,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. As of August 1, 2022, there were issued and outstanding (i) 376,758,463 shares of common stock, (ii) 100,000 shares of our Series A Preferred Stock, (iii) 20,000 shares of our Series B Preferred Stock, (iv) 365,349 shares of our Series C Preferred Stock, and (v) 0 shares of our Series D Convertible Preferred Stock.

Each share of common stock shall have one (1) vote per share. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any dividends on our common stock since our inception and do not intend to pay any dividends in the foreseeable future.

The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

In consideration for Alumni Capital’s execution and performance under the Purchase Agreement, the Company issued to Alumni Capital a Common Stock Purchase Warrant dated August 2, 2022 to purchase 50,000,000 shares of Common Stock at an exercise price of $0.02 per share.

Options

Currently, we have no options outstanding to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no equity compensation plans.

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Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock. The board of directors has the authority to issue these shares and to set dividends, voting and conversion rights, redemption provisions, liquidation preferences, and other rights and restrictions.

Series A Preferred Stock

On September 4, 2020, we filed a certificate of designation for 100,000 shares of Series A Preferred Stock. The Series A Preferred Stock has the right to vote 51% of the total vote of shareholders and concerts to common stock on a one for one conversion. Our Chief Executive Officer, Chiyuan Deng, owns all 100,000 shares.

Series B Preferred Stock

On January 8, 2021, we filed a certificate of destination for 20,000 shares of Series B Preferred Stock. The Series B Preferred Stock is entitled to a liquidation preference of $16 per share, the stated value of the Series B Preferred Stock, over our common stock and Series A Preferred Stock in the event of a dissolution, liquidation or winding up of the company. The Series B Preferred Stock does not have voting rights, but after 36 months the holders may convert each share of their preferred stock into 1,000 shares of common stock. The holders of shares of Series B Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Our Chief Executive Officer, Chiyuan Deng, owns all 20,000 shares.

Series C Preferred Stock

On January 28, 2021, we filed a certificate of designation for 1,000,000 shares of the Series C Preferred Stock. The shares of Series C Preferred Stock have a stated value of $1.00 per share, are convertible into Common Stock after one hundred and eighty (180) days at a price per share equal to 75% of the average of the lowest three (3) VWAPs for the Common Stock during the ten (10) Trading Day (as defined in the Certificate of Designation) period ending on the last complete Trading Day prior to the Conversion Date (as defined in the Certificate of Designation) (the “Conversion Price”), and earn dividends at the rate of twelve percent (12%) per annum. Upon an Event of Default (as defined in the Certificate of Designation), the Series C Preferred Stock earn dividends at the rate of twenty two percent (22%) per annum. The shares of Series C Preferred Stock do not have voting rights, and rank: (a) senior with respect to dividend rights and rights of liquidation with the Common Stock and Series A Preferred Stock; (b) junior with respect to dividends and right of liquidation with respect to our Series B Preferred Stock; and (c) junior with respect to dividends and right of liquidation to all existing indebtedness of the Company. We may redeem the Series C Preferred Stock in accordance with the terms of the Certificate of Designation prior to the one hundred eightieth (180th) day following the date of issuance of the Series C Preferred Stock. We currently have 365,349 shares of Series C Preferred Stock outstanding.

Series D Preferred Stock

On April 12, 2021, we filed a certificate of designation for 5,075 shares of the Company’s Series D Preferred Stock. .

Below is a summary description of the material rights, designations and preferences of the Series D Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Series D Preferred Stock, in accordance with the following schedule:

▪	If all of the Series D Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series D Preferred Stock upon three (3) business days’ of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends.

▪	If all of the Series D Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series D Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

▪	If all of the Series D Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series D Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

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The Company shall pay a dividend of three percent (8%) per annum on the Series D Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Series D Preferred Stock calculated at the purchase price. The Stated Value of the Series D Preferred Stock is $1,200 per share.

The Series D Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Series D Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by $0.149.

There are also Purchase Rights and Most Favored Nation Provisions. We currently have 0 shares of Series D Preferred Stock outstanding.

Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes, our articles of incorporation, as amended, and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred

Our articles of incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our Common Stockholders. The issuance of our preferred stock could delay or prevent a change of control of our Company.

Amendments to our Articles of Incorporation and Bylaws

Under the Nevada Revised Statutes, our articles of incorporation may not be amended by stockholder action alone.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our current executive officer and director is as follows:

Name	Age	Position
Chiyuan Deng	58	Chief Executive Officer, Principal Executive Officer
Jianli Deng	28	Chief Financial Officer and Director, Appointed on June 24, 2022
Jimmy Chue	65	Chief Investment Officer
Ho Fai Lam	65	Director

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Chiyuan Deng

Mr. Deng is an investor, producer, and director of Chinese films. He has worked as Vice Chairman of the Guangdong Province Film and TV Production Industry Association and Vice Secretary General of the China City Image Project Advancement Committee. He has extensive investment and management experience in China, including in the areas of corporate development and business investment activities. Mr. Deng graduated from Guangzhou Broadcast TV University in 1987. Mr. Deng is Jianli Deng’s father.

Mr. Deng does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Jianli Deng

Mr. Deng is a producer of numerous international film and music productions involving mixed media. He is the creator of a mobile phone application which brings video merging functions containing sophisticated video editing technology normally utilized by computers to the smart phone. Mr. Deng attended Hong Kong Open University where he studied music marketing and management. Mr. Deng is the company’s CEO and director of the board period January 2016 to August 2017. Period August 2018 to August 2020, he is the company’s secretary and treasurer. Mr. Deng is the managing director of a private company Zestv Studios Limited since September 2020 to present.

Mr. Deng does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

We have chosen Mr. Deng as our director because of his experience in the movie production business.

Ho Fai Lam

From Jan 2014 to present, Mr. Lam is a director of Gay Giano Company Limited, a company holding patent and trademarks in the fashion industry.

Mr. Lam has over 20 years’ experience in treasury management in the banking industry and 10 years of corporate finance experience.

Mr. Lam does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

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Jimmy Chue

Wall Street career spans for more than three decades. Working with prestiges firms such as Merrill Lynch and Prudential Securities as a senior analysis of operations. Founding Member and CIO of Healthier2gether, Senior Partner at Silver Bear Capital, and Cofounder of a new entity in formation named World Global Partners Inc.

Mr. Chue does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Other Significant Employees

Other than our executive officer, we do not currently have any significant employees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers, aside from Chiyuan and Jianli Deng, who are father and son.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current executive officers, nominees for directors, or current directors have been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.       Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

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6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.       Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee

The Board of Directors has an audit committee to assist the Board of Directors in the execution of its responsibilities. Our audit committee is comprised solely of non-employee, independent directors as defined by NYSE American market listing standards.

The Audit Committee was established in October of 2019 and was comprised of Directors Ruiyu Guan and Ho Fai Lam, and is chaired by Director Lam. It is now comprised of Jianli Deng and Ho Fai Lam, with Lam as the chair.

The Audit Committee approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Audit Committee reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

For the fiscal year ending August 31, 2021, the Audit Committee:

1. Reviewed and discussed the audited financial statements with management, and

2. Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the Audit Committee’s review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the years ended August 31, 2021 and 2020 to be included in this Prospectus.

The Board has determined that Mr. Lam of the Audit Committee qualifies as an audit committee financial expert as defined under applicable SEC rules and also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Compliance with Section 16(a) Of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended August 31, 2021, there have been no late reports, failures to file or transactions not timely reported, aside from one transaction not timely reported for Mr. Chiyuan Deng.

Code of Ethics

We have adopted a Corporate Code of Business Conduct and Ethics and Financial Code of Ethics. These are attached as exhibits to our Annual Report for the year ended August 31, 2019.

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EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended August 31, 2021 and 2020.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chiyuan Deng President, CEO, and Director	2021 2020	180,000 0	50,000	30,100 100,000	0 0	0 0	0 0	9,000 9,000	269,100 109,000
Brandy Gao CFO, resigned in December 2021	2021 2020	25,000 15,000	0 0	0 145	0 0	0 0	0 0	0 0	25,000 15,145
Jimmy Chue Chief Investment Officer	2021	55,685	0	7,527	0	0	0	0	63,212
Linqing Ye Former COO	2021 2020	0 0	0 0	0 9,667	0 0	0 0	0 0	0 120,000	0 129,667
Jianli Deng Former Secretary, Treasurer and Director	2021 2020	0 0	0 0	0 50,000	0 0	0 0	0 0	0 119,000	0 169,000
Lijun Yu Former Chief Marketing Officer	2021 2020	0 0	0 0	0 9,667	0 0	0 0	0 0	0 110,000	0 119,667

On July 30, 2018, we entered into an employment agreement with Chiyuan Deng to serve as our President. The agreement is for six years and we issued Mr. Deng 400,000 shares for his services. Under the agreement, Mr. Deng is eligible for a bonus if provided by the board, vacation, medical, insurance and other benefits.

On September 11, 2020, we entered into an amended employment agreement with Chiyuan Deng, our Chief Executive Officer. Pursuant the amended agreement, we amended the compensation to Mr. Deng to include a salary of $180,000 annually, a reduction in common stock received under his initial employment agreement, a potential for a bonus in cash or shares, and the issuance of 100,000 shares of our newly created Series A Preferred Stock. Effective May 24, 2022, we amended the employment agreement for Mr. Chiyuan Deng, our Chief Executive Officer. The amended employment agreement allows us to pay Mr. Deng in shares of common stock at the market rate in lieu of cash payments on his salary. No other changes were made to the employment agreement.

On February 22, 2021, we entered into an employment agreement with Jimmy Chue to serve as Chief Investment Officer (CIO). The CIO will be compensated with an annual base salary of $78,000, and eligible for a bonus of at least 50% of the annual salary payable in a lump sum at such time as may be determined by the Board of Directors. The Company also issued 500,000 restricted shares of the Company’s common stock, par value $0.001 per share, to the CIO as Restricted Stock Award.

On August 29, 2020, we entered into a Separation Agreement and Release with each of Jianli Deng, Lijun Yu and Linqing Ye. Pursuant to the agreements, Mr. Deng resigned as Secretary and Treasurer, Mr. Yu resigned as Chief Marketing Officer and Mr. Ye resigned as Chief Operating Officer. Mr. Deng will remain on as a member of our board of directors. The Separation and Release Agreement cancelled the employment agreements for each of Messrs. Deng, Yu and Ye, and provided them each an indebtedness payment within five (5) business days of the agreements. Mr. Deng will receive $110,000 USD, Miss Yu will receive $110,000 USD and Mr. Ye will receive $120,000 USD. We received a release of all claims from these prior officers.

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On December 31, 2021, Brandy Gao resigned as Chief Financial Officer of the Company. The term of her contract with the Company ended on the last day of 2021.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Chiyuan Deng	—	—	—	—	—	—	—	—	—
Linqing Ye	—	—	—	—	—	—	—	—	—
Jianli Deng	—	—	—	—	—	—	—	—	—
Lijun Yu	—	—	—	—	—	—	—	—	—
Brandy Gao	—	—	—	—	—	—	—	—	—
Jimmy Chue	—	—	—	—	—	—	—	—	—

Director Compensation

On September 29, 2020, our board of directors approved a change in director compensation from shares to cash compensation.

For the year 2019-2020, the Board of Directors hereby approves of the payment of US$9,000 as the fee for each Director.

For the year 2020-2021, the Board of Directors hereby approves of the payment of US$9,000 as the fee for each Director.

BUSINESS

Company Overview

We are an intellectual property (IP) and movie investment and licensing firm, focused on acquisitions and development of various intellectual property, including the acquisition and distribution of movies. In February 2019, we launched a business application (Ai Bian Quan Qiu) through smartphones and official social media accounts utilizing Artificial Intelligence. It is a matching platform for performers, advertiser merchants, and owners for more efficient services. We previously generated revenues through an agency service fee from each matched performance. Due to the quarantine and continuous control imposed by the state and local governments in areas affected by COVID-19, merchant advertising events have been suspended for 7 months. The Company decided to suspend the Ai Bian Quan Qiu platform, which, at the time, created an adverse impact on the business and financial condition and hampered its ability to generate revenue and access sources of liquidity on reasonable terms. As a result, we decide to focus mainly the IP transactions and online video streaming. Our management and operations are from the New York City, the international media center.

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On April 22, 2020, the Company announced the first phase development of its video streaming service. The online service will be marketed and distributed in the world under the brand name ABQQ.tv. The Company's professional team are sourcing such dramas and films to provide video streaming service on the ABQQ.tv. The video streaming website www.ABQQ.tv was officially launched on December 29, 2020. As of May 31, 2022, the Company acquired 59 movie broadcast rights and a 15-episode TV drama series. The Company will continue marketing and promoting the ABQQ.tv website through Google Ads and acquire additional broadcast rights for movies and TV series, and plan to charge subscription fees once the Company has obtained at least 200 broadcast rights of movie and TV series.

On October 21, 2021, the Company entered into a Lease Agreement (the “Lease”) with Martabano Realty Corp. (the “Landlord”), pursuant to which the Company agreed to lease approximately 8,375 square feet of in what is known as the Mt. Kisco Theatre at 144 Main Street, Mount Kisco, New York. The term of the Lease is five years plus free rent period. Commencing in month four, the Company's monthly base rent obligation will be approximately $6,979, which amount will increase in year three to $13,260, year four at $13,658 and the final year at $14,067 in accordance with the terms of the Lease. The Lease contains customary provisions for real property leases of this type, including provisions allowing the Landlord to terminate the Lease upon a default by the Company.

The space was formerly used as a theatre with a total of 5 screens and 466 sets for screening films. The former theatre opened on December 21, 1962 with Hayley Millsin “In Search of the Castaways.” It was a replacement for the town’s other movie theatre that burned down. It was later twinned and further divided into 5 screens. It was operated for years by Lesser Theaters, then bought by Clearview Cinemas. In June, 2013 it was taken over by Bow-Tie Cinemas when they took most Clearview locations. It lasted until March, 2020 when it was closed by the Covid-19 pandemic. It was announced in September 2020 that the closure would be permanent. The Company intends to continue to use the space as a theatre with a total of 5 screens and 466 sets for screening films. It’s the first theatre of ABQQ Cinemas in America as the new business line of the Company.

On April 27, 2022, we purchased a unique Non-Fungible Token (“NFT”) movie and music marketplace, named as the NFT MMM, from Stareastnet Portal Limited, which including an APP “NFT MMM” on Google Play, and full right to the website: stareastnet.io. NFTs are digital assets with a unique identifier that is stored on a blockchain, and NFTs are tradable rights of digital assets (pictures, music, films, and virtual creations) where ownership is recorded in blockchain smart contracts. As the expert of IP transactions specialized in the media industry, we believe that NFTs provide great potential in the intellectual property protection domain. It can promote transparency and liquidity and open the market to innovators who aim to commercialize their IP efficiently. We are actively launching movie and TV drama copyrights NFTs to buyers on the NFT MMM, and expect to generate revenues from the transactions incurred on the platform.

Subsequent to quarter end, on June 22, 2022, we entered an agreement with Zestv Studios Limited, a Hong Kong entity 100% owned by our Chief Executive Officer Chiyuan Deng, to transfer the mainland China copyright and broadcast right for the movie “Too Simple” to Zestv Studios Limited. The total transfer price was $750,000.

 Competition

Our main business is sub-license a patent of video synthesis and release system for mobile communications equipment to smartphone apps and smartphone makers. We are in the process of using the underlying technology to create a smartphone video mix app as well as the social video sharing platform. The main competitors are short video apps, we are going to discuss becoming a cooperation partner of them which generated sub-license patent of video synthesis and release system monthly fee from them.

Employees

We currently have 4 employees.

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MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Market Information

Our common stock is quoted under the symbol “ABQQ” on the OTCPink operated by OTC Markets Group, Inc.

There is currently no active trading market for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

Penny Stock

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of August 2, 2022, we had 376,758,463 shares of our common stock issued and outstanding, held by approximately 559 shareholders of record, with others holding shares in street name.

Dividends

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends on our common stock will depend on earnings, financial condition and other business and economic factors at such time as the board of directors may consider relevant. If we do not pay cash dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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Securities Authorized for Issuance under Equity Compensation Plans

We have no equity compensation plans.

Unregistered Sales of Equity Securities

Common shares

•	The Company issued 19,000,000 shares of common stock for cash at $0.0140 per share and 4,000,000 shares of common stock for cash at $0.0715 per share.

•	The Company issued 25,406,238 shares of common stock from note conversion. Refer to Note 9 of the consolidated financial statements for the year ended August 31, 2021 for further details.

•	The Company issued 56,407,922 shares of common stock from warrant exercises. Refer to Note 10 of the consolidated financial statements for the year ended August 31, 2021 for further details.

•	261,111 shares of common stock returned to the Company due to officer resignations.

•	The Company issued 31,646,633 shares of put shares for cash at $0.015312, $0.014256, $ 0.01452, $0.077528, $0.09856, $0.11, $0.0715, $0.0563, $0.0528, $0.04875, $0.05764, and $0.0344 per share.

•	As stock-based compensation the Company issued 500,000 shares to the Chief Investment Offer and 1,000,000 shares to the Chief Executive Officer.

•	The Company issued 24,528,637 of common shares from preferred shares series C & D conversion.

•	The Company issued 17,700,000 shares of stock for consulting services.

•	The Company issued 5,500,000 shares of put shares for cash at $0.02288 and $0.02719 per share

•	The Company issued 3,146,854 of common shares from preferred shares series D conversions

•	The Company issued 1,800,000 shares of common stock for cash at $0.01548 per share and 3,000,000 shares of common stock for cash at $0.01716 per share and 2,300,000 shares of common stock for cash at $0.01729 per share and 2,300,000 shares of common stock for cash at $0.01100 per share.

•	As stock-based compensation the Company issued 5,000,000 shares to the Chief Investment Offer and 10,000,000 shares to the Chief Executive Officer.

•	The Company issued 5,521,473 of common shares from preferred shares series D conversions

•	The Company issued 30,000,000 shares of stock for consulting services.

•	On April 7, 2022, the Company issued 2,841,389 shares of common stock for the conversion of Series C preferred stock.

•	From June 13, 2022 to July 7, 2022, the Company issued 33,986,292 common shares for the conversion of Series C preferred stock.

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Preferred shares

The Company authorized 10,000,000 shares of preferred shares with a par value $0.001. During the year ended August 31, 2021, the Company issued 100,000 shares of Series A Preferred shares at par value $0.001, and 20,000 shares of Series B Preferred shares at $16 per share, 280,025 shares of Series C Preferred shares and its dividend shares were converted to 7,140,360 common shares in August, 2021, and 798 shares of Series D Preferred shares were converted to 17,388,277 common shares in August, 2021.

Based upon the Series C Preferred Share purchase agreement, each share of Series C Preferred Stock carries an annual dividend in the amount of 12.0% of the Stated Value (the “Dividend Rate”). Which shall be cumulative, payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default, the Dividend Rate shall automatically increase to 22.0%. As of August 31, 2021, the Company has dividend expense of $16,801 and dividend payable of $0 on Series C Preferred Shares.

Based upon the Series D Preferred Share purchase agreement, each share of Series D Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of 8.0% per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Preferred Share has been converted or redeemed (the “Dividend End Date”). As of August 31, 2021, the Company has dividend expense of $9,034 and dividend payable of $1,834 on Series D Preferred Shares and included in the accrued liabilities in the balance sheet.

On September 3, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby the investor purchased from the Company 234,300 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $203,500.

On November 2, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 98,325 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $85,450.

During the quarter ended November 30, 2021, the Company issued 153 shares of series D preferred stock to the investor for the purchase price of $153,000. After the payment of transaction-related expenses, net proceeds to the Company from the issuance of the Series D Preferred Stock was$140,760.

On December 20, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby the investor purchased from the Company 34 shares of Series D Convertible Preferred Stock of the Company for a purchase price of $34,000.

On January 21, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 89,490 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $78,050.

On June 1, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 147,775 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $128,500. The closing occurred on June 16, 2022.

On July 30, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 92,000 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $80,000. The closing occurred on July 30, 2022.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

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COVID-19

The full extent of the impact of the COVID-19 pandemic on our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict at the present time. In an effort to contain COVID-19 or slow its spread, governments around the world have enacted various measures, including orders to close all businesses not deemed “essential,” isolate residents to their homes or places of residence, and practice social distancing when engaging in essential activities. We anticipate that these actions and the global health crisis caused by COVID-19 will negatively impact business activity across the globe. The movie industry in general has changed dramatically as a result of the pandemic restrictions. While movie theaters struggle to stay alive, online streaming programming has increased. We have endeavored to stay with the trend for streaming services to remain competitive. We have experienced the negative impact in our results of operations and in our financial condition for the year ended August, 2020, especially with respect to the movie distribution end of our business. These impacts concern delays in delivering our movies and IP because of health restrictions imposed on certain public events that concern our business, including, among other things, theaters, indoor and outdoor performances, filming restrictions, music festivals, concerts and other such events, Some of these restrictions include pandemic government mandated shutdowns and others restrictions on capacity gathered at these events, with some jurisdictions imposing fines or revocation of business licensing, and other restrictions. As a result of these factors, our revenue was reduced from March to May of 2020. With immediate closures, the resultant industry and business specific delays have negatively affected our company.

We plan to focus on the video streaming and other web-based applications and expand our business into those areas that we believe will situate the company for continued and increased revenues. As the pandemic is forecasted to worsen in the United States and other areas around the globe, we believe that the demand for our IP, online products and services offerings increases. While we cannot guarantee that the negative effects of the pandemic will not interfere with our ability to generate revenues, we intend to strengthen our position in this dynamic market and position the company to best suit its shareholders.

Specific to our company operations, during the pandemic period, we have enacted precautionary measures to protect the health and safety of our employees and partners. These measures include closing our office, having employees work from home, and eliminating all travel. While having employees work from home may have a negative impact on efficiency and may result in negligible increases in costs, it does have an impact on our ability to execute on our agreements to deliver our core products.

We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state, local or foreign authorities, or that we determine are in the best interests of our employees, customers, partners and stockholders. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers, partners, or vendors, or on our financial results.

Results of Operations for the Three and Nine Months Ended May 31, 2022 and 2021

Revenues

Our total revenue reported for the nine months ended May 31, 2022 was $2,056,000, compared with $102,400 for the nine months ended May 31, 2021. The increase in revenue for the nine months ended May 31, 2022 over the same period last year was mainly attributable to the Company sold the mainland China copyright and broadcast right of the movie “Love over the world”, “Our treasures” and “QiQingKuaiChe” for $1,800,000, and sold the mainland China copyrights and broadcast rights of the movie “LuShang” and “Huafeng” for total $256,000. For the same period last year, we had to shutdown of the performance matching platform (Ai Bian Quan Qiu). Since no large social gathering is allowed as a result of COVID-19, there has been no revenue generated from the performance matching platform (Ai Bian Quan Qiu) since the end of January, 2020.

Total revenue for the three months ended May 31, 2022 was $256,000, compared with negative revenue of $51,200 for the three months ended May 31, 2021. The increase was mainly due to we sold the mainland China copyrights and broadcast rights of the movie “LuShang” and “Huafeng” for total $256,000.

Our cost of revenues was $2,235,534 for the nine months ended May 31, 2022, as compared with $878,601 for the nine months ended May 31, 2021. Most of the increase in cost of revenues for the nine months ended May 31, 2022 was the result of amortizing movie copyrights and broadcast rights due to the Company obtained more movie copyrights and broadcast rights.

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Our cost of revenues was $862,400 for the three months ended May 31, 2022, as compared with $423,674 for the three months ended May 31, 2021. Most of the increase in cost of revenues for the three months ended May 31, 2022 was the result of amortizing movie copyrights and broadcast rights due to the Company obtained more movie copyrights and broadcast rights.

As a result, we had a gross loss of $179,534 for the nine months ended May 31, 2022, as compared with a gross loss of $776,201 for the nine months ended May 31, 2021. The negative gross profit for the nine months ended May 31, 2022 was attributable to the amortization of movie broadcast rights exceeded the revenue from the copyright sales of films.

As a result, we had a gross loss of $606,400 for the three months ended May 31, 2022, as compared with a gross loss of $474,874 for the three months ended May 31, 2021. The increase in gross loss for the three months ended May 31, 2022 was attributable to the amortization of movie broadcast rights exceeded the revenue from the copyright sales of films.

On April 27, 2022, we purchased a unique Non-Fungible Token movie and music marketplace, named as the NFT MMM, from Stareastnet Portal Limited, which including an APP “NFT MMM” on Google Play, and full right to the website: starestnet.io. We are actively launching movie NFT to buyers on the NFT MMM, and expect to generate transaction revenues from the platform.

In addition, we are increasing the marketing activities to achieve enough customers to start subscriptions for ABQQ.tv. and as well as generating revenue from the NYC cinema box office sales.

Operating Expenses

Operating expenses decreased to $1,448,288 for the nine months ended May 31, 2022 from $1,466,979 for the nine months ended May 31, 2021. Our operating expenses for nine months ended May 31, 2022 consisted of general and administrative expenses of $1,106,121 and related party salary and wages of $342,167. In contrast, our operating expenses for the nine months ended May 31, 2021 consisted of general and administrative expenses of $1,208,142 and related party salary and wages of $258,837.

Operating expenses decreased to $421,317 for the three months ended May 31, 2022 from $517,845 for the three months ended May 31, 2021. Our operating expenses for three months ended May 31, 2022 consisted of general and administrative expenses of $370,067 and related party salary and wages of $51,250. In contrast, our operating expenses for the three months ended May 31, 2021 consisted of general and administrative expenses of $443,345 and related party salary and wages of $74,500.

We anticipate our operating expenses will increase as we undertake our plan of operations, including increased costs associated with marketing, personnel, and other general and administrative expenses, along with increased professional fees associated with SEC and COVID compliance as our business grows more complex and more expensive to maintain. On the COVID front, we expect that restrictions will ease moving forward, but there may still be setbacks as variants to the virus emerge and governments take lockdown measures in response. These and other costs for COVID expenditures may increase our operational costs in fiscal 2022 at various levels of operation.

Other Income/Expenses

We had other expense of $141,945 for the nine months ended May 31, 2022, as compared with other expenses of $413,702 for the nine months ended May 31, 2021.

We had other expense of $141,945 for the three months ended May 31, 2022, as compared with other expenses of $87,153 for the three months ended May 31, 2021.

Our other expenses for the nine and three months ended May 31, 2022 were the penalty expense recorded in connection with the conversion of its Series C preferred stocks due to the fact that the Company was late filing the Form 10-Q for the period ended February 28, 2022.

Our other expenses for the nine and three months ended May 31, 2021 were mainly the result of interest expense and the loss from prepaid convertible notes and warrant exercises.

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Net Loss

We incurred a net loss in the amount of $1,769,767 for the nine months ended May 31, 2022, as compared with a net loss of $2,601,535 for the nine months ended May 31, 2021.

We incurred a net loss in the amount of $1,169,662 for the three months ended May 31, 2022, as compared with a net loss of $1,079,872 for the three months ended May 31, 2021.

Liquidity and Capital Resources

As of May 31, 2022, we had $382,215 in current assets consisting of cash, accounts receivable and prepaid expenses. Our total current liabilities as of May 31, 2022 were $1,646,294. As a result, we have a working deficit of $1,264,079 as of May 31, 2022 as compared with a working deficit of $228,669 as of August 31, 2021.

Operating activities used $478,498 in cash for the nine months ended May 31, 2022, as compared with $4,043,032 used in cash for the same period ended May 31, 2021. Our negative operating cash flow in nine months ended May 31, 2022 was mainly the result of our net loss for the nine months combined with operating changes in purchase of copyrights and broadcast rights and changes in the long-term prepayments, offset by the amortization of intangible assets and increased account payable and accrued liabilities. Our negative operating cash flow in the same period in 2021 was mainly the result of our net loss for the nine months combined with operating changes in purchase of copyrights and broadcast rights, offset by the amortization of intangible assets.

Investing activities used $280,000 for the nine months ended May 31, 2022, as compared with $5,000 used for the nine months ended May 31, 2021. Our negative investing cash flow for May 31, 2022 was mainly the result of the purchase of NFT MMM, a unique Non-Fungible Token movie and music marketplace.

Financing activities provided $998,007 for the nine months ended May 31, 2022, as compared with $1,660,166 provided in financing activities for the nine months ended May 31, 2021. Our positive financing cash flow for the period ended May 31, 2022 was the result of proceeds from issuance of our common stock and preferred stock. Our positive financing cash flow for the period ended May 31, 2021 was the result of proceeds from issuance of convertible notes and convertible notes and sales of our common stock and preferred stock.

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. We plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. As of May 31, 2022, the Company had an accumulated deficit of approximately $8.37 million and a negative working capital of $1.26 million. For the nine months ended May 31, 2022, the Company incurred a net loss of approximately $1.77 million and had negative cash flows of approximately $0.48 million from its operations. Although, the Company generated revenue of approximately $2.06 million as the result of selling the mainland China copyrights and broadcast rights for five movies (“Love over the world”, “Our treasures”, “Confusion”, “Huafeng” and “Lushang”) for the nine months ended May 31, 2022, the future operations of the Company depend on its ability to realize forecasted revenues, achieve profitable operations, and depend on whether or not the Company could obtain the continued financial support from its stockholders or external financing. Management believes the existing stockholders will provide the additional cash to meet the Company’s obligations as they become due. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These factors, among others, raise the substantial doubt regarding the Company’s ability to continued as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

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Off Balance Sheet Arrangements

As of May 31, 2022, there were no off-balance sheet arrangements.

Results of operations for the years ended August 31, 2021 and 2020

Revenues

Our total revenue reported for the year ended August 31, 2021 was $115,091, compared with $448,343 for the year ended August 31, 2020.

The decrease in revenue for the years ended August 31, 2021 over the years ended August 31, 2020 is mainly attributable to the termination of the sublicensing agreement with Anyone Picture in January, 2021. As such, there has been no revenues generated from sub-licensing the patent since the end of December, 2020.

89% and 69% of revenue was generated from one customer during the years ended August 31, 2021 and August 31, 2020, respectively.

Our cost of revenues was $1,494,328 for the years ended August 31, 2021, as compared with $177,577 for the years ended August 31, 2020. Most of the increase in cost of revenues for the years ended August 31, 2021 was the result of amortizing movie broadcast rights, not present in the same period 2020.

As a result, we had gross loss of $1,379,237 for the years ended August 31, 2021, as compared with gross profit of $270,766 for the years ended August 31, 2020. The decrease in gross profit margin for the years ended August 31, 2021 is largely to the high cost of amortizing movie broadcast rights.

We hope to generate increased revenue in the future by achieving enough customers to start subscriptions for ABQQ.tv and generating movie box office revenue from our new movie theatre in New York.

Operating Expenses

Operating expenses increased to $1,844,670 for the years ended August 31, 2021 from $1,640,093 for the years ended August 31, 2020.

Our operating expenses for year ended August 31, 2021 consisted of general and administrative expenses of $1,511,333 and related party salary and wages of $333,337. In contrast, our operating expenses for the years ended August 31, 2020 consisted of general and administrative expenses of $1,346,525, research and development expenses of $108,800 and related party salary and wages of $184,768.

We experienced an increase in general and administrative expenses in 2021 over 2020, mainly as a result of increased consulting fees, transaction costs for issuing preferred shares, rent, salaries, valuation fees, travel and entertainment, and depreciation expense, etc.

We experienced an increase in related party salary and wages as the Chief Executive Officer started receiving cash salary in the fiscal year of 2021 and received both cash bonus and stock-based compensation in February, 2021. During the years ended August 31, 2021, the Company paid the Chief Executive Officer $180,000 salary, $50,000 bonus in cash, and $30,100 stock-based compensation. $25,000 salary was paid in cash to Chief Financial Officer. In addition, the Company hired Chief Investment Officer on February 22, 2021 and $55,685 cash salary and $7,527 stock-based compensation were paid to Chief Investment Officer for the years ended August 31, 2021. During the years ended August 31, 2020, $169,768 was paid to five executives in the form of stock-based compensation and $15,000 cash salary was paid to the Chief Financial Officer.

We anticipate our operating expenses will increase as we undertake our plan of operations, including increased costs associated with marketing, personnel, and other general and administrative expenses, along with increased professional fees associated with SEC and COVID compliance as our business grows more complex and more expensive to maintain. On the COVID front, we expect that restrictions will ease moving forward, but there may still be setbacks as variants to the virus emerge and governments take lockdown measures in response. These and other costs for COVID expenditures may increase our operational costs in fiscal 2022 at various levels of operation.

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Other Expenses

We had other expenses of $439,537 for the years ended August 31, 2021, as compared with other expenses of $153,744 for the year ended August 31, 2020. Our other expenses in 2021 were mainly the result of interest expense and the loss from prepaid convertible notes and warrant exercises. Our other expenses for 2020 was the result of interest expenses and a loss from a change in fair value.

Net Loss

We incurred a net loss in the amount of $3,608,097 for the years ended August 31, 2021, as compared with a net loss of $1,523,071 for the years ended August 31, 2020.

Liquidity and Capital Resources

As of August 31, 2021, we had $879,282 in current assets consisting of cash, prepaid expenses, related party receivables, subscription receivable, and other receivable. Our total current liabilities as of August 31, 2021 were $1,107,951. As a result, we have a negative working capital of $228,669 as of August 31, 2021 as compared with a positive working capital of $1,840,732 as of August 31, 2020.

Operating activities used $5,141,166 in cash for the years ended August 31, 2021, as compared with $1,263,370 used in cash for the same period ended August 31, 2020. Our negative operating cash flow in 2021 was mainly the result of our net loss for the year combined with changes in other receivable, accounts payable and accrued liabilities, prepayment and costs for acquiring movie and TV series broadcast right and copyright, and offset by related party payable. Our negative operating cash flow in 2020 was mainly the result of our net loss for the year combined with changes in account receivable, other payable, prepayment for acquiring movie and TV series broadcast right and copyright, and offset by a receivable on disposed assets.

Investing activities used $5,000 in cash for the years ended August 31, 2021, as compared with $1,047,040 provided for the years ended August 31, 2020.

Financing activities provided $2,823,359 for the years ended August 31, 2021, as compared with $1,106,641 provided in financing activities for the years ended August 31, 2020. Our positive financing cash flow for August 31, 2021 was the result of proceeds from convertible notes and sales of our common stock and preferred stock, offset by payments for warrant termination and prepayments for convertible notes. Our positive financing cash flow for August 31, 2020 was the result of proceeds from convertible notes and sales of our common stock.

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. We plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Off Balance Sheet Arrangements

As of August 31, 2021, there were no off-balance sheet arrangements.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our critical accounting policies are set forth in Note 2 to the financial statements.

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Certain Relationships and Related Person Transactions

Except as provided in “Description of Business” and “Executive Compensation” set forth above, for the past two fiscal years there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Youall Perform Services Ltd, owned by the son of the Company’s Chief Executive Offer and the Company’s former Secretary and Treasurer Jianli Deng, collects revenue from the performance matching platform “Ai Bian Quan Qiu” via a Wechat official account on behalf of the Company. Due to the COVID-19 impact, the Company ceased operation of the “Ai Bian Quan Qiu” platform in January, 2020. For the years ended August 31, 2021 and 2020, the Company recognized revenue of $0 and $141,143 from this performance matching platform, respectively. The balance of related party receivable from Youall Perform Services Ltd was $1,439 and $87,581 as of August 31, 2021 and 2020, respectively.

In September 2019, the company entered into an agreement with Youall Perform Services Ltd for two transactions. 1) The Company pays Youall Perform Services Ltd. 10% of the revenue generated from the “Ai Bian Quan Qiu” platform every month to reimburse the valued-added tax, tax surcharges, and foreign transaction fee Youall Perform Services Ltd. Has been paying on behalf of the Company. 2) Youall Perform Services Ltd. will provide IT consulting service for “Ai Bian Quan Qiu” platform upgrade and maintenance at a total cost of $128,000, out of which $108,800 has been paid. As there has been no revenue from the “Ai Bian Quan Qiu” platform due to COVID-19 since mid-January, 2020, $108,800 long-term prepayment was expensed as research and development expense in FY2020. In July 2020, the Company changed the service scope of this agreement and turned it into a website maintenance contract over the next two years. The major website of this Company is ABQQ.tv for video streaming. The contract amount remains to be $128,000, out of which $108,800 was previously paid and $19,200 will be due on the twenty first month afterthe launch of the website www.abqq.tv. The website maintenance service began on January 1, 2021 and will end on December 31, 2022. The Company will pay Youall Perform Services Ltd the remaining balance of $19,200 in September, 2022.

The Company has entered into a patent license agreement with a related party Guangzhou Shengshituhua Film and Television Company Limited (“Licensor”) 100% owned by the Chief Executive Officer Chiyuan Deng. The agreement is for a term of 5 years commencing on the effective date on June 1, 2017. The Company has already paid the licensor a non-refundable, up-from payment of $500,000 and shall pay a royalty of 20% of the gross revenue realized from the sale of licensed products and sub-licensing of this patent every year. The royalty expenses during the years ended August 31, 2021 and August 31, 2020 are $25,600 and $61,440, respectively. In January, 2021, the Company’s sublicensing agreement to generate royalty revenues was terminated with Anyone Picture. As such, there has been no royalty expenses since the end of December, 2020 given there has been no sublicensing royalty revenue generated from the patent. Once the Company finds another company to sublicense the patent, it will generate royalty revenue and pay royalty expense again.

The Company rented an office from ZESTV STUDIOS LIMITED, a Hong Kong entity 100% owned by the Chief Executive Officer Chiyuan Deng. On December 1, 2020, the Company entered an agreement with ZESTV STUDIOS LIMITED to grant ZESTV STUIDIOS LIMITED the distribution right for the movie “Love over the world” and charge ZESTV STUIDIOS LIMITED movie royalties. The Company’s royalties revenue is stipulated to equal 43% of the after-tax movie box office revenue deducting movie issuance costs. The movie box office revenue is tracked by a movie distributor Huaxia Film Distribution Co. Ltd (hereafter “Hua Xia”) in China as it connects with all movie theaters in China and can track the total movie box office revenue online in real time. Although ZESTV STUDIOS LIMITED has paid royalties revenue to the Company, ZESTV STUDIOS LIMITED failed to collect cash from Hua Xia. The Company will refund ZESTV STUDIOS LIMITED the movie royalties. As of August 31, 2021, the Company incurred related party payable of $16,512 for the office rent and $916,922 of refund for the movie royalites revenue net of the movie distribution commission fee.

On August 29, 2020, the Company entered into a Separation Agreement and Release with each of Jianli Deng, Lijun Yu and Linqing Ye. Pursuant to the agreements, Mr. Deng resigned as Secretary and Treasurer, Ms. Yu resigned as Chief Marketing Officer and Mr. Ye resigned as Chief Operating Officer. Mr. Deng will remain on as a member of our board of directors. The Separation and Release Agreement cancelled the employment agreements for each of Messrs. Deng, Yu and Ye, and provided them each an indebtedness payment within five (5) business days of the agreements. Mr. Deng will receive $110,000, Ms. Yu will receive $110,000 and Mr. Ye will receive $120,000. We received a release of all claims from these prior officers. In addition, Mr. Deng, Ms. Yu, and Mr. Ye agreed to return to the Company their unvested restricted shares of 130,556, 147,222, and 147,222, respectively.

On June 22, 2022, we entered an agreement with Zestv Studios Limited, a Hong Kong entity 100% owned by our Chief Executive Officer Chiyuan Deng, to transfer the mainland China copyright and broadcast right for the movie “Too Simple” to Zestv Studios Limited. The total transfer price was $750,000.

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SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 2, 2022 information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owner	Common Stock		Series A Preferred Stock		Series B Preferred Stock
	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(2)
Chiyuan Deng(3)	36,312,733	9.1%	100,000	100%	20,000	100%
Jianli Deng	269,444	*	—	—	—	—
Jimmy Chue	5,500,000	1.5%	—	—	—	—
Ho Fai Lam	—	—	—	—	—	—
Ruiyu Guan	—	—	—	—	—	—
All Directors and Executive Officers as a Group (5 persons)	42,082,177	10.6%	100,000	100%	20,000	100%
5% Holders
			—	—	—	—

* Less than 1%

(1)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 376,758,463 shares of common issued and outstanding, 100,000 shares of Series A Preferred Stock, and 20,000 shares of Series B Preferred Stock as of August 2, 2022.

(3)	Includes 100,000 shares that may be converted of the 100,000 shares of Series A Preferred Stock and 20,000,000 shares that may be converted of the 20,000 shares of Series B Preferred Stock.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by The Doney Law Firm, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements for the Company as of August 31, 2020 and for the year then ended included in this prospectus have been audited by Yu Certified Public Accountant PC. The consolidated financial statements for the Company as of August 31, 2021 and for the year then ended included in this prospectus have been audited by RotenbergMeril. Both are independent registered public accounting firms, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more informatsion about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

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35

AB INTERNATIONAL GROUP

Consolidated Balance Sheets

(Unaudited)

	May 31,	August 31,
	2022	2021

ASSETS
Current Assets
Cash and cash equivalents	$371,762	$132,253
Accounts receivable	8,120	—
Prepaid expenses	2,333	13,566
Related party receivable	—	1,439
Subscription receivable	—	87,239
Other receivable	—	644,785
Total Current Assets	382,215	879,282

Fixed assets and leasehold improvement, net	13,803	53,705
Right of use operating lease assets, net	1,069,557	47,827
Intangible assets, net	3,513,272	3,998,805
Long-term prepayment	1,796,265	761,600
Other assets	45,241	16,508
TOTAL ASSETS	$6,820,353	$5,757,727

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$333,905	$118,283
Related party payable	1,049,341	933,434
Current portion of obligations under operating leases	229,014	48,226
Due to stockholders	25,088	2,347
Other payable	3,827	3,827
Dividend payable	5,119	1,834
Total Current Liabilities	1,646,294	1,107,951

Obligations under operating leases, non-current	920,900	—
Total Liabilities	2,567,194	1,107,951

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 preferred shares authorized;
Series A preferred stock, 100,000 and 100,000 shares issued and outstanding, as of May 31, 2022 and August 31, 2021, respectively	100	100
Series B preferred stock, 20,000 and 20,000 shares issued and outstanding, as of May 31, 2022 and August 31, 2021, respectively	20	20
Series C preferred stock, 283,890 and 0 shares issued and outstanding, as of May 31, 2022 and August 31, 2021, respectively	284	—
Series D preferred stock, 0 and 0 shares issued and outstanding, as of May 31, 2022 and August 31, 2021, respectively	—	—
Common stock, $0.001 par value, 1,000,000,000 shares authorized; 327,841,919 and 226,589,735 shares issued and outstanding, as of May 31, 2022 and August 31, 2021, respectively	327,842	226,590
Additional paid-in capital	12,595,751	11,009,517
Accumulated deficit	(8,366,088)	(6,578,978)
Unearned compensation	(304,750)	(7,473)
Total Stockholders’ Equity	4,253,159	4,649,776
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,820,353	$5,757,727

The accompanying notes are an integral part of these financial statements.

F-1

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended		Three Months Ended
	May 31,		May 31,
	2022	2021	2022	2021

Revenue	$2,056,000	$102,400	$256,000	$(51,200)
Cost of revenue	(2,235,534)	(878,601)	(862,400)	(423,674)
Gross Profit (Loss)	(179,534)	(776,201)	(606,400)	(474,874)

OPERATING EXPENSES
General and administrative expenses	(1,106,121)	(1,208,142)	(370,067)	(443,345)
Related party salary and wages	(342,167)	(258,837)	(51,250)	(74,500)
Total Operating Expenses	(1,448,288)	(1,466,979)	(421,317)	(517,845)

Loss From Operations	(1,627,822)	(2,243,180)	(1,027,717)	(992,719)

OTHER INCOME (EXPENSES)
Rent income	—	1,920	—	—
Interest expense, net	—	(156,815)	—	(28,161)
Penalty expenses	(141,945)		(141,945)
Gain /(Loss) from change in fair value	—	64,584	—	45,490
Gain/(Loss) from lease termination	—	(3,251)	—	—
Gain/(Loss) from prepaid convertible note	—	(232,797)	—	(104,482)
Gain/(Loss) from warrant termination	—	(12,343)	—	—
Gain/(Loss) from warrant exercise	—	(75,000)	—	—
Total Other Expenses	(141,945)	(413,702)	(141,945)	(87,153)

Loss Before Income Tax Provision	(1,769,767)	(2,656,882)	(1,169,662)	(1,079,872)
Income tax provision	—	55,347	—	—
NET LOSS	(1,769,767)	(2,601,535)	(1,169,662)	(1,079,872)
Preferred shares dividend expense	(17,343)	(7,009)	(14,504)	(7,009)

Net loss available to common stock holders	$(1,787,110)	$(2,608,544)	$(1,184,166)	$(1,086,881)

NET LOSS PER SHARE: BASIC	$(0.01)	$(0.01)	$(0.00)	$(0.01)
NET LOSS PER SHARE: DILUTED	$(0.01)	$(0.01)	$(0.00)	$(0.01)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	267,359,634	174,927,364	321,035,615	174,927,364
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: DILUTED	267,359,634	174,927,364	321,035,615	174,927,364

The accompanying notes are an integral part of these financial statements.

F-2

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Changes in Stockholders' Equity

(Unaudited)

	Common Stock		Preferred Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Unearned Compensation	Total Equity

Balance – February 28, 2021	173,434,466	$173,434	400,025	$400	$8,825,968	$(4,492,544)	$(14,973)	$4,492,286
Common shares issued for cash	4,000,000	4,000	—	—	282,000	—	—	286,000
Put Shares issued for cash	5,056,633	5,057	—	—	493,954	—	—	499,011
Common shares issued to officers for services	—	—	—	—	—	—	3,750	3,750
Common shares issued for consulting services	8,200,000	8,200	—	—	237,800	—	—	246,000
Preferred shares converted into common shares	3,880,152	3,880	—	—	173,043	—	—	176,923
Preferred shares series D issuance	—	—	95	—	73,077	—	—	73,077
Warrants termination and exercised	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	(1,086,881)	—	(1,086,881)
Balance - May 31,2021	194,571,251	$194,571	400,120	$400	$10,085,842	$(5,579,425)	$(11,223)	$4,690,166

Balance - February 28, 2022	295,158,062	$295,158	542,152	$542	$12,398,694	$(7,181,922)	$(401,351)	$5,111,121
Preferred shares series C issuance	—	—	96,075	96	73,504	—	—	73,600
Preferred shares series C converted into common shares	29,044,512	29,045	(234,300)	(234)	(28,811)	—	—	—
Penalty and dividend in connection with Preferred shares series C	—	—	—	—	156,003	—	—	156,003
Preferred shares series D converted into common shares	3,639,345	3,639	(37)	—	(3,639)	—	—	—
Stock based compensation - consultants	—	—	—	—	—	—	96,601	96,601
Net loss	—	—	—	—	—	(1,184,166)	—	(1,184,166)
Balance - May 31, 2022	327,841,919	$327,842	403,890	$404	$12,595,751	$(8,366,088)	$(304,750)	$4,253,159

Balance - August 31, 2020	46,661,417	$46,661	—	—	$7,271,983	$(2,970,880)	$(391,667)	$3,956,097
Common shares issued for cash	23,000,000	23,000	—	—	529,000	—	—	552,000
Common shares issued from note conversions	25,406,238	25,406	—	—	158,347	—	—	183,753
Common shares issued from warrant exercises	56,407,922	56,408	—	—	81,358	—	—	137,766
Common shares returned due to officer resignations	(261,111)	(261)	—	—	(391,405)	—	391,667	—
Put Shares issued for cash	20,276,633	20,277	—	—	1,215,862	—	—	1,236,139
Common shares issued to officers for services	1,500,000	1,500	—	—	43,500	—	(11,223)	33,777
Common shares issued for consulting services	17,700,000	17,700	—	—	513,300	—	—	531,000
Preferred shares converted into common shares	3,880,152	3,880	—	—	173,043	—	—	176,923
Preferred shares series A issuance	—	—	100,000	100	—	—	—	100
Preferred shares series B issuance	—	—	20,000	20	319,980	—	—	320,000
Preferred shares series C issuance	—	—	280,025	280	243,220	—	—	243,500
Preferred shares series D issuance	—	—	95	—	73,077	—	—	73,077
Warrants termination and exercised	—	—	—	—	(145,423)	—	—	(145,423)
Net loss	—	—	—	—	—	(2,608,544)	—	(2,608,544)
Balance - May 31, 2021	194,571,251	$194,571	400,120	$400	$10,085,842	$(5,579,425)	$(11,223)	$4,690,166

Balance - August 31, 2021	226,589,735	$226,590	120,000	$120	$11,009,517	$(6,578,978)	$(7,473)	$4,649,776
Put Shares issued for cash	14,900,000	14,900	—	—	268,282	—	—	283,182
Preferred shares series C issuance	—	—	518,190	518	440,067	—	—	440,585
Preferred shares series C converted into common shares	29,044,512	29,045	(234,300)	(234)	(28,811)	—	—	—
Penalty and dividend in connection with Preferred shares series C	—	—	—	—	156,003	—	—	156,003
Preferred shares series D issuance	—	—	187	—	187,000	—	—	187,000
Preferred shares series D and dividend shares converted into common shares	12,307,672	12,307	(187)	—	(12,307)	—	—	—
Common shares issued to officers for services	45,000,000	45,000	—	—	576,000	—	(297,277)	323,723
Net loss	—	—	—	—	—	(1,787,110)	—	(1,787,110)
Balance - May 31, 2022	327,841,919	$327,842	403,890	$404	$12,595,751	$(8,366,088)	$(304,750)	$4,253,159

The accompanying notes are an integral part of these financial statements.

F-3

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	May 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,787,110)	$(2,608,544)
Adjustments to reconcile net loss to net cash from operating activities:
Executive salaries and consulting fees paid in stock	323,723	564,877
Depreciation of fixed asset	39,902	39,748
Amortization of intangible asset	2,235,533	853,001
Loss/(gain) from change in fair value of derivatives	—	(64,584)
Loss/(gain) from lease termination	—	3,251
Loss/(gain) from warrant termination	—	12,343
Loss/(gain) from warrant exercise	—	75,000
Loss/(gain) prepaid convertible note	—	232,797
Interest expense	—	156,822
Non-cash note conversion fees	—	8,750
Non-cash dividend expense for preferred shares	17,343	—
Non-cash penalty expense	141,945	—
Non -cash lease expense	79,957	1,761
Changes in operating assets and liabilities:
Accounts receivable	(8,120)	137,700
Interest receivable	—	26,240
Related party receivable	1,439	86,142
Prepaid expenses	11,233	9,024
Rent security & electricity deposit	(28,733)	1,987
Long-term prepayment	(1,151,480)	—
Purchase of movie and TV series broadcast right and copyright	(708,400)	(3,539,369)
Accounts payable and accrued liabilities	215,622	(267,149)
Related party payable	115,907	283,896
Due to / from stockholders	22,741	(218)
Tax payable	—	(56,750)
Other payable	—	243
Net cash used in operating activities	(478,498)	(4,043,032)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment	—	(5,000)
Purchase of intangible assets	(280,000)	—
Net cash used in investing activities	(280,000)	(5,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible notes	—	233,017
Proceeds from common stock issuances	370,422	1,530,619
Proceeds from preferred share B issuances	—	320,000
Proceeds from preferred share C issuances	440,585	243,500
Proceeds from preferred share D issuances	187,000	250,000
Payments for warrant termination	—	(95,000)
Prepayments of convertible notes	—	(821,970)
Net cash provided by financing activities	998,007	1,660,166

Net increase (decrease) in cash and cash equivalents	239,509	(2,387,866)
Cash and cash equivalents –beginning of the period	132,253	2,455,061
Cash and cash equivalents – end of the period	$371,762	$67,195

Supplemental Cash Flow Disclosures
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Non-Cash Investing and Financing Activities:
Cashless warrant exercises	$—	$137,766
Convertible notes converted to common shares	$—	$(183,752)
Transfer from other receivable to long term prepayment	$644,785	—
Transfer from long term prepayment to intangible assets	$761,600	—
Additions to ROU assets from operating lease liabilities	$1,207,789	$27,421
Common shares returned due to officer resignations	$—	$(391,667)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the nine and three months ended May 31, 2022 and 2021

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements of AB International Group Corp. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities Exchange Commission. In accordance with those rules and regulations certain information and footnote disclosures normally included in consolidated financial statements have been omitted pursuant to such rules and regulations. The consolidated balance sheet as of August 31, 2021 derives from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by GAAP. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2021.

The unaudited consolidated financial statements as of and for the three and nine months ended May 31, 2022 and 2021, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s financial condition, results of operations and cash flows. The results of operations for the three and nine months ended May 31, 2022 and 2021 are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

Foreign Currency Transactions

Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Non-monetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” (ASC 820) and ASC 825, “Financial Instruments” (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 – Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 – Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of cash, accounts payable, and accrued liabilities approximate fair value due to their short-term nature. The fair values of warrant liabilities and derivative liabilities embedded in convertible notes are determined by level 3 inputs.

F-5

Accounting for Derivative Instruments

The Company accounts for derivative instruments in accordance with ASC Topic 815, “Derivatives and Hedging” (ASC 815) and all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet.

The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company's policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads (including for the Company's liabilities), relying first on observable data from active markets. Additional adjustments may be made for factors including liquidity, credit, bid/offer spreads, etc., depending on current market conditions. Transaction costs are not included in the determination of fair value. When possible, the Company seeks to validate the model's output to market transactions. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820 based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments at fair value as discussed above. Changes in fair value are recognized in the period incurred as either gains or losses.

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. The earnings per share after the reverse stock split is presented retrospectively as if the reverse split had occurred at the very beginning of the business. Basic loss per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted loss per share is computed using the weighted average number of common shares and potential common shares outstanding during the period for warrants, options and restricted shares under treasury stock method, and for convertible debts and convertible preferred stock under if-convertible method, if dilutive. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period and excludes all potential common shares if their effects are anti-dilutive.

The Company had preferred shares and had no convertible notes and warrants as of May 31, 2022. For the three months ended May 31, 2022 and 2021, and for the nine months ended May 31, 2022 and 2021, no potentially diluted shares were included in the diluted loss per share as they would be anti-dilutive.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. As of May 31, 2022, the Company had an accumulated deficit of approximately $8.37 million and a negative working capital of $1.26 million. For the nine months ended May 31, 2022, the Company incurred a net loss of approximately $1.77 million. Although, the Company generated revenue of approximately $2.06 million as the result of selling the mainland China copyrights and broadcast rights for five movies (“Love over the world”, “Our treasures”, “Confusion”, “Huafeng” and “Lushang”) for the nine months ended May 31, 2022, the future operations of the Company depend on its ability to realize forecasted revenues, achieve profitable operations, and depend on whether or not the Company could obtain the continued financial support from its stockholders or external financing. Management believes the existing stockholders will provide the additional cash to meet the Company’s obligations as they become due. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These factors, among others, raise the substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

F-6

NOTE 3 –PREPAID EXPENSES

Prepaid expense was $2,333 and $13,566 as of May 31, 2022 and August 31, 2021, respectively. Prepaid expense as of May 31, 2022 primarily includes prepayment of the OTC market annual fee.

NOTE 4 – SUBSCRIPTION RECEIVABLE

Subscription receivable is cash not yet collected from the stockholders for issuance of common stock. As of May 31, 2022, the company had no subscription receivable. As of August 31, 2021, the subscription receivable balance of $87,239 was the result of 3,000,000 Put shares to Peak One Opportunity Fund LP.

NOTE 5 – FIXED ASSETS AND LEASEHOLD IMPROVEMENT

The Company capitalized the renovation cost as leasehold improvement and the cost of furniture and appliances as fixed asset. Leasehold improvement relates to renovation and upgrade of an office and an offline display store. The leasehold improvement is depreciated over 3 years which equal the terms of the operating lease for renting an office. The furniture and appliances are depreciated over 7 and 5 years, respectively.

The depreciation expense was $39,902 and $39,748 for nine months ended May 31, 2022 and 2021, respectively.

	May 31, 2022	August 31, 2021
Leasehold improvement	$146,304	$146,304
Appliances and furniture	25,974	25,974
Total cost	172,278	172,278
Accumulated depreciation	(158,475)	(118,573)
Property and equipment, net	$13,803	$53,705

NOTE 6 – INTANGIBLE ASSETS

As of May 31, 2022 and August 31, 2021, the balance of intangible assets are as follows;

	May 31, 2022	August 31, 2021
Patent license right	$500,000	$500,000
Movie copyrights - Love over the world	853,333	853,333
Sitcom copyrights - Chujian	640,000	640,000
Movie copyrights - Huafeng	422,400	422,400
Movie copyrights - Our treasures	936,960	936,960
Movie copyrights - LuShang	256,000	—
Movie copyrights - QiQingKuaiChe	1,024,000	—
TV drama copyright – 15 episodes	190,000	—
Movie and TV series broadcast rights	2,439,840	2,439,840
NFT MMM platform	280,000	—
Total cost	7,542,533	5,792,533
Less: Accumulated amortization	(4,029,261)	(1,793,728)
Intangible asset, net	$3,513,272	$3,998,805

Intangible assets include: 1) a patent license right obtained from Guangzhou Shengshituhua Film and Television Company Limited as a worldwide license to a video synthesis and release system for mobile communications equipment (See Note 10); 2) copyrights for the movie “Love over the world”, “Huafeng”, “Our treasures”, “LuShang”, “QiQingKuaiChe”, the sitcom “Chujian”, copyright for one TV drama series, and 3) broadcast rights for fifty-nine movie and TV series; 3) On April 27, 2022, the Company purchased a unique Non-Fungible Token movie and music marketplace, named as the NFT MMM, from Stareastnet Portal Limited, which including an APP “NFT MMM” on Google Play, and full right to the website: starestnet.io.

The amortization expense for three months ended May 31, 2022 and 2021 was $862,399 and $428,794, respectively. The amortization expense for nine months ended May 31, 2022 and 2021 was $2,235,533 and $853,001, respectively.

On January 24, 2022, the Company sold the mainland China copyrights and broadcast rights of the movie “Love over the world”, “Our treasures” and “QiQingKuaiChe” received $1,800,000. On May 2, 2022, the Company sold the mainland China copyright and broadcast right of the movie “Huafeng” to a third party at a price of $128,000. The Company remains to have all copyright of outside of mainland China. On May 3, 2022, the Company sold the mainland China copyright and broadcast right of the movie “LuShang” to a third party at a price of $128,000. The Company remains to have all copyright of outside of mainland China.

F-7

The estimated amortization expense for each of the two succeeding years is as follows. The intangible assets as of May 31, 2022 will be fully amortized in the fiscal year of 2024.

Period ending May 31	Amortization expense
2023	$2,760,402
2024	$752,870

NOTE 7 – RIGHTS-TO-USE OPERATING LEASE ASSETS, NET

Rights-to-use lease assets, net consisted of the following:

	May 31, 2022	August 31, 2021
Right-to-use gross asset	$1,431,026	$223,237
Less: accumulated amortization	(361,469)	(175,410)
Right-to-use asset, net	$1,069,557	$47,827

NOTE 8 – LONG-TERM PREPAYMENT

The long-term prepayment balance relates to movie copyrights and broadcast rights for movies as below:

Name of movie	May 31, 2022	August 31, 2021
Prepayment of Movie - LuShang	$—	$256,000
Prepayment of Movie - QiQingKuaiChe	—	505,600
Prepayment of TV drama series	525,000	—
Prepayment of Movie - Too Simple	1,271,265	—
Total long-term prepayment	$1,796,265	$761,600

•	In October 2019, the Company acquired a broadcast right of “LuShang” (English name: “On the Way”) from All In One Media Ltd for online streaming at a price of $256,000 This broadcast right permits online streaming globally and has been fully paid. “LuShang” has been approved for screening by the Chinese government in February 2022. The Company recognized an intangible asset of $256,000 in March 2022 when the movie is available for online broadcasting after one month it’s released in mainland China cinemas. The Company sold the mainland China copyright and broadcast right of this movie in May 2022 (See Note 6).

•	In November 2019, the Company acquired a broadcast right of “QiQingKuaiChe” (English name: “Confusion”) from All In One Media Ltd for online streaming at a price of $115,200. This broadcast right only allows online streaming outside China. In July 2021, the Company acquired the full movie copyright for both domestic and overseas with an additional cost of $908,800, and the total price is $1,024,000. In March 2022, the Company made the full payment and the movie copyright is recognized as an intangible asset. The Company sold the mainland China copyright and broadcast right of this movie in January 2022 (See Note 6).

•	The Company acquired a movie copyright of “Too Simple” from Guang Dong Honor Pictures Ltd in July 2021 at a price of $1,271,265, which was to be paid in installments. As of May 31, 2022 and August 31, 2021, $1,271,265 and $644,785 was paid and recorded in long-term prepayment and other receivable, respectively. On December 31, 2021, the Company entered into a termination contract with Guang Dong Honor Pictures Ltd to cancel the purchase of copyright and to receive a full refund before May 31, 2022. The Company further negotiated with Guang Dong Honor Pictures and on June 23, 2022, both parties agreed to resume the purchase transaction.

•	On March 2, 2022, the Company signed a purchase agreement to acquire the copyright to broadcast a 25-episode TV drama series outside of mainland China. The fill episode is expected to deliver to the Company by the end of October 2022.

F-8

NOTE 9 – FAIR VALUE MEASUREMENTS

The Company applies ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.
Level 3 — Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Derivative liabilities of conversion features in convertible notes are classified within Level 3. We estimate the fair values of these liabilities at May 31, 2021 by using Monte Carlo simulation based on the remaining contractual terms, risk-free interest rates, and expected volatility of the stock prices, etc. The assumptions used, including the market value of stock prices in the future and the expected volatilities, were subjective unobservable inputs.

Liabilities measured at fair value on a recurring basis are summarized below:

Fair value measurement using:
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs ( Level 2)	Unobservable inputs ( Level 3)	Total Fair value at May 31, 2022
Derivative liabilities	$—	$—	$—	$—

Derivative liabilities embedded in convertible notes

Fair value at August 31, 2020	$64,584
Increase from note issuances	74,187
Decrease from note conversions	(33,490)
Changes in the fair value	58,090
Fair value at November 30, 2020	$163,371
Increase from note issuances	—
Decrease from note prepayment	(136,320)
Changes in the fair value	18,439
Fair value at February 28, 2021	$45,490
Increase from note issuances	—
Decrease from note prepayment	(45,490)
Fair value at May 31, 2021	$—

F-9

NOTE 10– RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by stockholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note. As of May 31, 2022 and August 31, 2021, the Company had due to stockholders of $25,088 and $2,347, respectively.

Youall Perform Services Ltd, owned by the son of the Company’s Chief Executive Offer and the Company’s former Secretary and Treasurer Jianli Deng, collects revenue from the performance matching platform “Ai Bian Quan Qiu” via a Wechat official account on behalf of the Company. Due to the COVID-19 impact, the Company ceased operation of the “Ai Bian Quan Qiu” platform in January 2020. For the three and nine months ended May 31, 2022 and 2021, the Company didn’t recognize any revenue from this performance matching platform, respectively. The balance of related party receivable from Youall Perform Services Ltd was $0 and $1,439 as of May 31, 2022 and August 31, 2021, respectively.

In September 2019, the Company entered into an agreement with Youall Perform Services Ltd for two transactions. 1) The Company pays Youall Perform Services Ltd. 10% of the revenue generated from the “Ai Bian Quan Qiu” platform every month to reimburse the valued-added tax, tax surcharges, and foreign transaction fee Youall Perform Services Ltd. has been paying on behalf of the Company. 2) Youall Perform Services Ltd. will provide IT consulting service for “Ai Bian Quan Qiu” platform upgrade and maintenance at a total cost of $128,000, out of which $108,800 has been paid. As there has been no revenue from the “Ai Bian Quan Qiu” platform due to COVID-19 since mid-January, 2020, $108,800 long-term prepayment was expensed as research and development expense in FY2020. In July 2020, the Company changed the service scope of this agreement and turned it into a website maintenance contract over the next two years. The major website of this Company is ABQQ.tv for video streaming. The contract amount remains to be $128,000, out of which $108,800 was previously paid and $19,200 will be due on the twenty first month after the launch of the website www.abqq.tv. The website maintenance service began on January 1, 2021 and will end on December 31, 2022. The Company will pay Youall Perform Services Ltd the remaining balance of $19,200 in September, 2022.

The Company has entered into a patent license agreement with a related party Guangzhou Shengshituhua Film and Television Company Limited (“Licensor”) 100% owned by the Chief Executive Officer Chiyuan Deng. The agreement is for a term of 5 years commencing on the effective date on June 1, 2017 and may be renewed at the Company’s written election conveyed to Licensor before the end of the term for a further term of five years. The Company has already paid the licensor a non-refundable, up-from payment of $500,000 and shall pay a royalty of 20% of the gross revenue realized from the sale of licensed products and sub-licensing of this patent every year. The royalty expenses during the nine months ended May 31, 2022 and 2021 were $0 and $30,720, respectively, during the three months ended May 31, 2022 and 2021 were $0 and $15,360, respectively. In January 2021, the Company’s sublicensing agreement to generate royalty revenues was terminated with Anyone Picture. As such, there has been no royalty expenses since the end of December 2020 given there has been no sublicensing royalty revenue generated from the patent.

The Company rented an office from Zestv Studios Limited, a Hong Kong entity 100% owned by the Chief Executive Officer Chiyuan Deng (See Note 14). On December 1, 2020, the Company entered an agreement with Zestv Studios Limited to grant Zestv Studios Limited the distribution right for the movie “Love over the world” and charge Zestv Studios Limited movie royalties. The Company’s royalty revenue is stipulated to equal 43% of the after-tax movie box office revenue deducting movie issuance costs. The movie box office revenue is tracked by a movie distributor Huaxia Film Distribution Co. Ltd (hereafter “Hua Xia”) in China as it connects with all movie theaters in China and can track the total movie box office revenue online in real time. Although Zestv Studios Limited has paid royalty revenue to the Company, Zestv Studios Limited failed to collect cash from Hua Xia. The Company will refund Zestv Studios Limited the movie royalties. As of May 31, 2022 and August 31, 2021, the Company had refund of movie royalties revenue net of movie distribution commission fee payable to Zestv Studios Limited of $763,770 and $933,434, respectively. During the three months ended May 31, 2022, Zestv Studios Limited also loaned total of $285,571 to the Company as the working capital. The loan is non-interest bearing and due on demand.

As of May 31, 2022 and August 31, 2021, the Company had total related party payable to Zestv Studios Limited of $1,049,341 and $933,434, respectively.

F-10

On September 11, 2020, the Company entered into an amended employment agreement with Chiyuan Deng, our Chief Executive Officer. Pursuant the amended agreement, the Company amended the compensation to Mr. Deng to include a salary of $180,000 annually, a reduction in common stock issued to Mr. Deng, a potential for a bonus in cash or shares, and the issuance of 100,000 shares of our newly created Series A Preferred Stock at par value $0.001.. Mr. Deng returned 261,111 shares common stock to the Company received under his initial employment agreement.

During the nine months ended May 31, 2022 and 2021, the Company paid CEO and CFO total salary of $342,167 and $258,837, respectively. During the three months ended May 31, 2022 and 2021, the Company paid CEO and CFO total salary of $51,250 and $74,500, respectively.

NOTE 11 – STOCKHOLDERS’ EQUITY

The Company has the following equity activities during the nine months ended May 31, 2022:

Common shares

•	The Company issued 2,500,000 and 3,000,000 shares of put shares to Peak One for cash at $0.02288, and $0.02719, respectively, per share during Q1 2022.
•	The Company issued 3,146,854 of common shares to GHS Investments, LLC, from preferred shares series D conversion during Q1 2022.
•	The Company issued 1,800,000 shares of common stock for cash at $0.01548 per share, and 3,000,000 shares of common stock for cash at $0.01716 per share, and 2,300,000 shares of common stock for cash at $0.01729 per share, and 2,300,000 shares of common stock for cash at $0.0110 per share to Peak One during Q2 2022.
•	As stock-based compensation for annual bonus for calendar year of 2021, the Company issued 5,000,000 shares restricted common stock to the Chief Investment Officer and 10,000,000 shares restricted common stock to the Chief Executive Officer all at market price $0.0138 per share Q2 2022.
•	The Company issued 5,521,473 of common shares to GHS Investments, LLC from preferred shares series D conversion Q2 2022.
•	The Company issued 30,000,000 shares of restricted stock at market price $0.0138 per share to seven consultants for 6 months to 18 months consulting services of movies and NFT related business in Q2 2022.
•	On March 10, 2022, the Company issued 5,638,298 shares to Geneva Roth Remark Holding Inc. for the conversion of Series C preferred stock.
•	On March 11, 2022, the Company issued 3,639,345 shares to GHS Investments, LLC for the conversion of Series D preferred stock.
•	On March 15, 2022, the Company issued 2,819,149 shares to Geneva Roth Remark Holding Inc. for the conversion of Series C preferred stock.
•	On March 16, 2022, the Company issued 2,329,670 shares to Geneva Roth Remark Holding Inc. for the conversion of Series C preferred stock.
•	On March 21, 2022, the Company issued 4,764,045 shares to Geneva Roth Remark Holding Inc. for the conversion of Series C preferred stock.
•	On March 24, 2022, the Company issued 6,235,294 shares to Geneva Roth Remark Holding Inc. for the conversion of Series C preferred stock.
•	On March 30, 2022, the Company issued 4,416,667 shares to Geneva Roth Remark Holding Inc. for the conversion of Series C preferred stock.
•	On April 7, 2022, the Company issued 2,841,389 shares to Geneva Roth Remark Holding Inc. for the conversion of Series C preferred stock.

F-11

Preferred shares

On September 3, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby the investor purchased from the Company 234,300 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $203,500. The closing occurred on September 3, 2021. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $184,000.

On November 2, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 98,325 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $85,450. The closing occurred on October 21, 2021. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $75,368.

During the quarter ended November 30, 2021, the Company issued 153 shares of series D preferred stock to the investor for the purchase price of $153,000. After the payment of transaction-related expenses, net proceeds to the Company from the issuance of the Series D Preferred Stock was $140,760.

On December 20, 2021, the Company issued 34 shares of series D preferred stock to the investor for the purchase price of $34,000. After the payment of transaction-related expenses, net proceeds to the Company from the issuance of the Series D Preferred Stock was $31,267.

On January 21, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 89,490 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $78,035. The closing occurred on January 21, 2022. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $68,529.

On March 16, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 96,075 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $83,500. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $73,600.

The Company also recorded a penalty expense of $141,945 which was in connection with the conversion of Series C preferred stocks due to the fact that the Company was late filing the Form 10-Q for the period ended February 28, 2022.

NOTE 12 – INCOME TAXES

Components of net deferred tax assets, including a valuation allowance, are as follows:

	May 31, 2022	August 31, 2021
Deferred tax asset attributable to:
Net operating loss carry over	$1,246,974	$871,681
Less: valuation allowance	(1,246,974)	(871,681)
Net deferred tax asset	$—	$—

The valuation allowance for deferred tax assets was $1,246,974 as of May 31, 2022 and $871,681 as of August 31, 2021. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of May 31, 2022 and August 31, 2021

F-12

Reconciliation between the statutory rate and the effective tax rate is as follows:

	Nine months ended
	May 31,
	2022	2021
Federal statutory tax rate	21%	21%
Change in valuation allowance	(21%)	(21%)
Effective tax rate	0%	0%

The Company's future business will focus on local cinemas and websites in the United States. During the nine months ended May 31, 2022 and 2021, the Company and its subsidiary have incurred a consolidated net loss of $1,769,767 and $2,601,535, respectively and had net loss carryforward from prior years. As a result, the Company and its subsidiary did not incur any income tax during the three and nine months ended May 31, 2022 and 2021.

NOTE 13 – CONCENTRATION OF RISK

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD 500,000 (approximately $64,000) if the bank with which an individual/a company hold its eligible deposit fails. As of May 31, 2022 and August 31, 2021, cash balance of $371,762 and $131,796, respectively, were maintained at financial institutions in Hong Kong, and were subject to credit risk. In the US, the insurance coverage of each bank is $250,000. The Company didn’t deposit with financial institutions located in US and were not subject to credit risk. While management believes that these financial institutions and third-party fund holders are of high credit quality, it also continually monitors their creditworthiness.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. There are no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of its operations and there are no proceedings in which any of the Company’s directors, officers, or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to the Company’s interest.

Operating lease

On November 22, 2020, the Company closed down a display store and terminated its lease, which has an original term from February 23, 2019 to February 22, 2022, as a result of the COVID-19 impact and uncertainties of the economy in Hong Kong.

The Company leased certain office space in Hong Kong from Zestv Studios Limited, a Hong Kong entity 100% owned by the Chief Executive Officer Chiyuan Deng, under operating lease for three years from May 1, 2019 to April 30, 2022 with annual rental of $66,048 (HK$ 516,000). On May 1, 2022, the Company signed a new operating lease agreement with Zestv Studios Limited to lease its Hong Kong office premise for two years from May 1, 2022 to April 2024 with annual rental of $66,048 (HK$ 516,000).

The Company lease office space in Singapore under operating lease from April 13, 2021 to March 31, 2022 with monthly rental of $716 (SGD 974).

The Company leases office space at 48 Wall Street, New York, under operating lease for one year from September 1, 2021 to August 31, 2022 with annual rental of $20,400.

On October 21, 2021, the Company signed a lease agreement to lease “the Mt. Kisco Theatre”, a movie theater, for five years plus the free rent period which commences four months from the lease commencement date. The theatre consists of approximately 8,375 square feet, and the total monthly rent is $14,366 for the first year, including real estate related taxes and landlord’s insurance.

F-13

The cash lease expense for the nine months ended May 31, 2022 and 2021 was $135,648 and $69,905, respectively. The cash lease expense for the three months ended May 31, 2022 and 2021 was $82,527 and $21,612, respectively. All leases are on a fixed payment basis. None of the leases include contingent rentals. The Company had lease commitment of $1,171,693 as of May 31, 2022.

In accordance with ASC 250-10-45-14, the adoption of ASC 842 lease accounting standard has resulted in $215,604 and $71,665 lease expenses for the nine months ended May 31, 2022 and 2021, respectively, including both cash and non-cash lease expenses.

	May 31, 2022	August 31, 2021
Total Lease Payments	$1,171,694	$48,822
Less: imputed interest	$(21,780)	$(596)
Present value of lease liabilities	$1,149,914	$48,226
Current portion of obligations under operating leases	$229,014	$48,226
Obligations under operating leases, non-current	$920,900	$0

For future lease payment for next five years as follow

May 31,	Amount
2023	$238,443
2024	258,064
2025	249,362
2026	254,183
2027	171,642
Total lease payments	$1,171,694

NOTE 15 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to July 10, 2022 to the date these financial statements were issued.

Issuance of Common Stock

On June 13, 2022, the Company issued 5,672,727 common shares for the conversion of Series C preferred stock.

On June 21, 2022, the Company issued 7,090,909 common shares for the conversion of Series C preferred stock.

On June 27, 2022, the Company issued 7,428,571 common shares for the conversion of Series C preferred stock.

On July 5, 2022, the Company issued 9,069,767 common shares for the conversion of Series C preferred stock.

On July 7, 2022, the Company issued 4,724,318 common shares for the conversion of Series C preferred stock.

Issuance of Series C preferred stock

On June 1, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 147,775 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $128,500. The closing occurred on June 16, 2022. After payment of transaction-related expenses, net proceeds to the Company from the sale and issuance of the Series C Preferred Stock totaled $115,000. The Company intends to use the proceeds from the Preferred Stock for general working capital purposes.

Copyright Transfer Agreement

On June 22, 2022, the Company entered an agreement with Zestv Studios Limited, a Hong Kong entity 100% owned by the Chief Executive Officer Chiyuan Deng, to transfer the mainland China copyright and broadcast right for the movie “Too Simple” to Zestv Studios Limited. The total transfer price is $750,000.

F-14

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

AB International Group Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of AB International Group Corp. (the “Company”) as of August 31, 2021, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AB International Group Corp. as of August 31, 2021, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in the financial statements, the Company has limited operations and it has yet to attain profitability, has negative working capital, has an accumulated deficit at August 31, 2021, and is dependent on debt and equity financing to fund its operations, all of which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are disclosed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

F-15

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Intangible Assets/Impairments

Description of the Matter

As disclosed in Note 2 "Summary of Significant Accounting Policies" - Intangible Assets, movie copyrights and broadcast rights are stated at the lower of cost or amortized cost or estimated fair value. Auditing the Company’s impairment evaluation for movie copyrights and broadcast rights is challenging and subjective as the key inputs into the analysis include estimates of future anticipated revenues and box office performance, which may differ from future actual results. These estimates are based in part on the historical performance of similar films, test audience results when available, information regarding competing film releases, and critic reviews.

How We Addressed the Matter in Our Audit

We obtained an understanding over the Company’s movie copyrights and broadcast rights impairment review process. To test the assessment of movie copyrights and broadcast rights for impairment, we obtained management’s forecasts of revenue and our audit procedures included, among others, checking mathematical accuracy, reviewing and testing the completeness and accuracy of any underlying data as well as the significant assumptions mentioned above.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

We have served as the Company's auditor since 2021

Saddle Brook, New Jersey

January 11, 2022

F-16

Yu Certified Public Accountant PC

Professionalism, Expertise, Integrity

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
AB International Group Corp

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of AB International Group Corp (the “Company”) as of August 31, 2020, and the related consolidated statements of operations, statements of changes in stockholders’ equity and consolidated statements of cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AB International Group Corp as of August 31, 2020, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matter - Adoption of New Accounting Standards

As discussed in Note 2 to the consolidated financial statements, the Company has adopted Accounting Standards Codification Topic 842, Leases, effective September 1, 2019.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

F-17

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Yu Certified Public Accountant PC

We have served as the Company's auditor from 2018 to 2021.

New York, New York

December 9, 2020

Certified Public Accountants

99 Madison Avenue, Suite 601, New York NY 10016

Email: info@yucpa.net

F-18

AB INTERNATIONAL GROUP

Consolidated Balance Sheets

	August 31,	August 31,
	2021	2020
	(Audited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$132,253	$2,455,061
Prepaid expenses	13,566	11,024
Account receivable	—	137,700
Related party receivable	1,439	87,581
Subscription receivable	87,239	61,500
Interest receivable	—	26,240
Other receivable	644,785	—
Total Current Assets	879,282	2,779,106

Fixed assets, net	17,128	16,408
Leasehold improvement, net	36,577	85,345
Right of use operating lease assets, net	47,827	126,354
Intangible assets, net	3,998,805	175,000
Long-term prepayment	761,600	1,742,080
Other assets	16,508	18,427
TOTAL ASSETS	$5,757,727	$4,942,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$118,283	$359,475
Related party payable	933,434	5,504
Current portion of obligations under operating leases	48,226	73,664
Convertible note and derivative liability	—	438,921
Due to shareholder	2,347	476
Tax payable	—	56,750
Other payable	3,827	3,584
Dividend payable	1,834	—
Total Current Liabilities	1,107,951	938,374

Obligations under operating leases, non-current	—	48,249
Total Liabilities	1,107,951	986,623

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 preferred shares authorized;	—	—
Series A preferred stock, 100,000 and 0 shares issued and outstanding, as of August 31, 2021 and August 31, 2020, respectively	100	—
Series B preferred stock, 20,000 and 0 shares issued and outstanding, as of August 31, 2021 and August 31, 2020, respectively	20	—
Series C preferred stock, 0 and 0 shares issued and outstanding, as of August 31, 2021 and August 31, 2020, respectively	—	—
Series D preferred stock, 0 and 0 shares issued and outstanding, as of August 31, 2021 and August 31, 2020, respectively	—	—
Common stock, $0.001 par value, 1,000,000,000 shares authorized; 226,589,735 and 46,661,417 shares issued and outstanding, as of August 31, 2021 and August 31, 2020, respectively	226,590	46,661
Additional paid-in capital	11,009,517	7,271,983
Accumulated deficit	(6,578,978)	(2,970,881)
Unearned shareholders’ compensation	(7,473)	(391,666)
Total Stockholders’ Equity	4,649,776	3,956,097
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,757,727	$4,942,720

The accompanying notes are an integral part of these financial statements.

F-19

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Operations

(Audited)

	Years ended
	August 31,
	2021	2020

Revenue	$115,091	$448,343
Cost of revenue	(1,494,328)	(177,577)
Gross Profit (Loss)	(1,379,237)	270,766

OPERATING EXPENSES
General and administrative expenses	(1,511,333)	(1,346,525)
Research and development expenses	—	(108,800)
Related party salary and wages	(333,337)	(184,768)
Total Operating Expenses	(1,844,670)	(1,640,093)

Loss From Operations	(3,223,907)	(1,369,327)

OTHER INCOME (EXPENSES)
Rent income	1,920	—
Interest expense	(156,822)	(255,512)
Interest income	7	166,352
Preferred shares dividend expense	(25,835)	—
Gain (Loss) from change in fair value	64,584	(64,584)
Loss from lease termination	(3,251)	—
Loss from prepaid convertible note	(232,797)	—
Loss from warrant termination	(12,343)	—
Loss from warrant exercise	(75,000)	—
Total Other Expenses	(439,537)	(153,744)

Loss Before Income Tax Provision	(3,663,444)	(1,523,071)

Income tax benefit	55,347	—
NET LOSS	$(3,608,097)	$(1,523,071)

NET LOSS PER SHARE: BASIC	$(0.02)	$(0.21)
NET LOSS PER SHARE: DILUTED	$(0.02)	$(0.02)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	194,571,251	7,186,259
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: DILUTED	194,571,251	81,964,690

The accompanying notes are an integral part of these financial statements.

F-20

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Changes in Stockholders' Equity

(Audited)

	Common Stock		Preferred Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Unearned Shareholders' Compensation	Total Equity

Balance - August 31, 2019	4,822,016	$4,822	—	$—	$6,520,980	$(1,452,020)	$(842,657)	$4,231,125
Common shares issued for cash at $0.0350 or $0.0205 per share	21,000,000	21,000	—	—	554,500	—	—	575,500
Common shares issued from note conversions	18,014,401	18,014	—	—	291,880	—	—	309,894
Common shares issued from warrant exercises	3,250,000	3,250	—	—	39,997	—	—	43,247
Common shares issued to officers for services	—	—	—	—	—	—	169,768	169,768
Common shares returned due to officer resignations	(425,000)	(425)	—	—	(280,797)	—	281,222	—
Warrant shares issued in conjunction with convertible notes	—	—	—	—	145,423	—	—	145,423
Adjustment due to ASC 842 adoption for lease					—	4,211	—	4,211
Net loss	—	—	—	—	—	(1,523,071)	—	(1,523,071)
Balance - August 31, 2020	46,661,417	$46,661	—	$—	$7,271,983	$(2,970,880)	$(391,667)	$3,956,097

Common shares issued for cash	23,000,000	23,000	—	—	529,000	—	—	552,000
Common shares issued from note conversions	25,406,238	25,406	—	—	158,347	—	—	183,753
Common shares issued from warrant exercises	56,407,922	56,408	—	—	81,358	—	—	137,766
Common shares returned due to officer resignations	(261,111)	(261)	—	—	(391,405)	—	391,667	—
Put Shares issued for cash	31,646,633	31,647	—	—	1,662,904	—	—	1,694,551
Common shares issued to officers for services	1,500,000	1,500	—	—	43,500	—	(7,473)	37,527
Common shares issued for consulting services	17,700,000	17,700	—	—	513,300	—	—	531,000
Preferred shares series A issuance	—	—	100,000	100	—	—	—	100
Preferred shares series B issuance	—	—	20,000	20	319,980	—	—	320,000
Preferred shares series C issuance	—	—	280,025	280	243,220	—	—	243,500
Preferred shares series D issuance	—	—	798	1	722,999	—	—	723,000
Preferred shares series C dividend shares	—	—	19,322	19	16,782	—	—	16,802
Preferred shares series D dividend shares	—	—	6	0	7,200	—	—	7,200
Preferred shares and dividend shares converted into common shares	24,528,637	24,529	(300,151)	(300)	(24,228)	—	—	—
Termination of issued warrants	—	—	—	—	(145,423)	—	—	(145,423)
Net loss	—	—	—	—	—	(3,608,097)	—	(3,608,097)
Balance - August 31, 2021	226,589,735	$226,590	120,000	$120	$11,009,517	$(6,578,978)	$(7,473)	$4,649,776

  The accompanying notes are an integral part of these financial statements.

F-21

AB INTERNATIONAL GROUP CORP.

Consolidated Statements of Cash Flows

(Audited)

	Years Ended
	August 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,608,097)	$(1,523,071)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Executive salaries and consulting fees paid in stock	568,627	169,768
Depreciation of fixed asset	53,048	52,446
Amortization of intangible asset	1,468,728	113,731
Impairment of intangible asset	—	125,062
Loss/(gain) from change in fair value of derivatives	(64,584)	64,584
Loss/(gain) from lease termination	3,251	—
Loss/(gain) from warrant termination	12,343	—
Loss/(gain) from warrant exercise	75,000	—
Loss/(gain) prepaid convertible notes	232,797	—
Non-cash interest for convertible notes	156,822	255,512
Non-cash note conversion fees	8,750	24,750
Non-cash dividend expense for preferred shares	25,835	—
Non-cash lease expense	1,590	(230)
Changes in operating assets and liabilities:
Accounts receivable	137,700	(102,400)
Receivable on asset disposal	—	1,280,000
Interest receivable	26,240	(17,515)
Related party receivable	86,142	(52,588)
Other receivable	(644,785)	—
Prepaid expenses	(2,542)	10,946
Rent security & electricity deposit	1,920	(3,400)
Purchase of movie and TV series broadcast right and copyright	(4,312,053)	(1,742,080)
Accounts payable and accrued liabilities	(241,192)	248,314
Related party payable	927,930	—
Due to / from shareholders	1,871	(1,561)
Tax payable	(56,750)	(7,814)
Other payable	243	(157,824)
Net cash used in operating activities	(5,141,166)	(1,263,370)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds collected from note receivable	—	1,047,040
Purchase of furniture and equipment	(5,000)	—
Net cash provided by /(used in) investing activities	(5,000)	1,047,040

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible notes	233,017	592,641
Proceeds from common stock issuances	2,220,812	514,000
Proceeds from preferred share B issuances	320,000	—
Proceeds from preferred share C issuances	243,500	—
Proceeds from preferred share D issuances	723,000	—
Payments for warrant termination	(95,000)	—
Prepayments of convertible notes	(821,970)	—
Net cash provided by financing activities	2,823,359	1,106,641

Net increase (decrease) in cash and cash equivalents	(2,322,808)	890,311
Cash and cash equivalents – beginning of the year	2,455,061	1,564,750
Cash and cash equivalents – end of the year	132,253	2,455,061

Supplemental Cash Flow Disclosures
Cash paid for interest	—	—
Cash paid for income taxes	—	—

Non-Cash Investing and Financing Activities:
Cashless warrant exercises	$137,766	$(43,247)
Issuance of warrants in conjunction with convertible notes	$—	$145,423
Convertible notes converted to common shares	$(183,752)	$(309,894)
Additions to ROU assets from operating lease liabilities	$27,421	$228,510
Common shares returned due to officer resignations	$(391,667)	$(228,222)
Preferred shares series C dividend paid in shares	$16,802	$—
Preferred shares series D dividend paid in shares	$7,200	$—
Preferred shares and dividend shares converted into common shares	$990,502	$—

The accompanying notes are an integral part of these consolidated financial statements.

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AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended August 31, 2021 and August 31, 2020

(Audited)

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

AB International Group Corp. (the “Company”, “we” or “us”) was incorporated under the laws of the State of Nevada on July 29, 2013. The Company's fiscal year end is August 31.

We are an intellectual property (IP) and movie investment and licensing firm, focused on acquisitions and development of various intellectual property. We are engaged to acquisition and distribution of movies. We have a patent license to a video synthesis and release system for mobile communications equipment, in which the technology is the subject of a utility model patent in the People’s Republic of China. We had launched a business application (Ai Bian Quan Qiu) through smartphones and official social media accounts based on WeChat platform in February 2019, utilizing Artificial Intelligence, it is a matching platform for performers, advertiser merchants, and owners for more efficient services. We generate revenues through an agency service fee from each matched performance.

On January 22, 2016, our former sole officer, who owned 83% of our outstanding common shares, sold all of his common shares to unrelated investor Jianli Deng. After the stock sale, we modified our business to focus on the creation of a mobile app marketing engine. The app was designed for movie trailer promotions and we planned to generate a subscriber base of smartphone users primarily through pre-installed app smartphone makers, online app stores, WeChat official accounts, Weibo and other social network media outlets and sell prepaid cards or coins to movie distributors or other video advertisers in China. We created the app “Amoney” for the Android smartphone platform to develop a WeChat micro-shop that was designed to display and deliver a variety of information and links for download or online watch prices in the China market.

On June 1, 2017 we entered into a Patent License Agreement (the “Agreement”) pursuant to which Guangzhou Shengshituhua Film and Television Company Limited, a company incorporated in China (“Licensor”), granted to us a worldwide license to a video synthesis and release system for mobile communications equipment (the “Technology”). The Technology is the subject of a utility patent in the People’s Republic of China. Under the Agreement, we are able to utilize, improve upon, and sub-license the technology a term of five years commencing on the June 1, 2017 (Effective Date) and subject to a right to renew for another five years. We were obligated to pay the Licensor $500,000 within 30 days of the date of the Agreement and a royalty fee in the amount of 20% of any proceeds resulting from our utilization of the Technology, whether in the form of sub-licensing fees or sales of licensed products. Our Chief Executive Officer, Chiyuan Deng and former Chief Executive Officer, Jianli Deng, jointly own and control Licensor. On October 10, 2017, we completed the payment of $500,000 initial payment amount due under the Agreement. The term of this sublicensing agreement was renewed and extended for another five years in October of 2019.

Our License to the Technology generates revenue through sub-license monthly fees from a smartphone app on Android devices. This smartphone app was already existing and licensed at the time we acquired the Technology of video synthesis. In January, 2021, our sublicensing agreement with Anyone Picture to generate revenues was terminated. As such, there has been no revenues generated from sub-licensing the Technology since the end of December, 2020.

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On March 21, 2018, we acquired the intellectual assets of KryptoKiosk Limited, a crypto currencies kiosk company which has licenses and patent in Australia, which enable the operation of cryptocurrency ATMs that allow buying and selling of Bitcoin, Litecoin, and Ethererum all in one terminal. The Company planned to generate revenue through sub-licensing fees for the operation of cryptocurrency ATMs. Through the foregoing the Company proposed to bring a physical aspect to something that is otherwise very abstract to people. We also issued to JPC Fintech Limited 2,400,000 common shares with a market value of $72,000 exchange of KryptoKiosk Limited’s assets consist mostly of intellectual property, including, but not limited to, certain domain names, copyrights, trademarks, and patents pending, but also include contract rights and personal property. We planned to generate revenue through sub-licensing fees for the operation of cryptocurrency ATMs. Through the foregoing, we proposed to bring a physical aspect to something that is otherwise very abstract to people. We planned to invest in machines and sell sub-licenses in the Asia Pacific region with future world-wide expansion. We had promoted and marketed the ATM business for 6 months or until around August 2018, because the BTC and cryptocurrencies price went down. The IP, however, was never transferred to us. We have repeatedly requested from Messrs. Grounds, Vickery and Shakespare access to the domains and websites and other information concerning the IP assets. As of the date of this annual report, no such information has been provided. In addition, the IP including domain names were transferred to others while Messrs. Vickery and Shakespare were officers of our company. As a result, we ceased promotions and marketing on the ATM business and relations cryptocurrencies business in September 2018. On November 21, 2018, we had sent the final notice that JPC Fintech has materially breached the agreement. We requested that JPC Fintech Ltd. return its stock certificate received in the transaction to our transfer agent for immediate cancellation. We have not yet received the certificate for termination. In February of 2020, 100% of the intellectual assets of KryptoKiosk Limited’s carrying value $48,000 net of amortization is written off since the IP was never transferred to us and no revenue was generated from this intellectual asset.

On September 5, 2018, the Company entered into an agreement to acquire a movie copyright for $768,000 from All In One Media Ltd, which holds 200,000 common shares of the Company as of August 31, 2019 and is previously named as Aura Blocks Limited. The remaining balance to Aura Blocks Limited is $153,600 as of August 31, 2019. The Company has obtained the exclusive permanent broadcasting right outside the mainland China and is expected to generate revenues from showing the movie online, in theaters, and on TV outside the mainland China once this movie is completed in June, 2019. In August of 2019, the Company sold this movie copyright to China IPTV Industry Park Holding Ltd for $857,600 with a gain of $89,538.

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In December of 2018, we engaged StarEastnet, a software developer that holds 171,000 common shares of the Company as of August 31, 2019, to start developing a performance matching platform (Ai Bian Quan Qiu) and a WeChat official account to advertise the platform. The matching platform is to arrange performance events for celebrities and performers. Performers can set their schedules and quotes on the platform. The platform will maximize their profits from performance events by optimizing their schedules based upon quotes and event locations and save time from commuting among different events. “Ai Bian Quan Qiu” utilizes the artificial intelligence (AI) matching technology to instantly and accurately match performers and advertisers or merchants. The company charges agency service fees for each successful event matched through the platform. Since no large social gathering is allowed as a result of COVID-19, there has been no revenue generated from the performance matching platform (Ai Bian Quan Qiu) since the end of January, 2020. The Company decided to impair 100% of the carrying amount of Ai Bian Quan Qiu platform and its Wechat official account.

In June, 2019, the Company completed the development of a video mix APP for social video sharing via iOS and Android smartphones. This app was originally planned to take advantage of the core design philosophy of “My film anyone, anywhere, anytime be together” as similar and competitive innovative video and community apps have been activated on over 2 million unique devices in China as of December 31, 2017 and precipitated the duet video synthesis phenomenon in China. However, the Company decided to focus on the “Ai Bian Quan Qiu” platform as its main business and thus sold the video mix APP to Anyone Pictures Limited, which holds 242,980 common shares of the Company, for $422,400 with a gain of $59,792 in August of 2019. Due to the quarantine and continuous control imposed by the state and local governments in areas affected by COVID-19, merchant advertising events were suspended. The Company decided to shut down the Ai Bian Quan Qiu platform and no revenue was generated after January 31, 2020. As a result, it has created an adverse impact on the business and financial condition and hampered its ability to generate revenue and access sources of liquidity on reasonable terms.

In August of 2019, the Company entered into a one year loan agreement to lend $1,047,040 at an annual interest rate of 10% to All In One Media Ltd, previously named as Aura Blocks Limited, for producing films and digital videos in Hong Kong. The term of note receivable was from August 1, 2019 to July 31, 2020. This loan principal balance was paid off in full in July, 2020. All the interest income of $95,979 was received by August 31, 2020.

On September 4, 2019, the Company entered into another loan agreement to lend $1,049,600 at an annual interest rate of 10% to All In One Media Ltd, previously named as Aura Blocks Limited. The term of note receivable was from September 4, 2019 to March 3, 2020. This loan balance was paid off in full on May 4th, 2020 with two months’ extension. All the interest income of $70,021 was received by November 13, 2020.

On April 22, 2020, the Company announced the first phase development of its video streaming service. The online service will be marketed and distributed in the world under the brand name ABQQ.tv. The Company’s professional team are sourcing such dramas and films to provide video streaming service on the ABQQ.tv. The video streaming website www.ABQQ.tv was officially launched on December 29, 2020. As of August 31, 2021, the Company acquired 4 movie copyrights and 59 movie broadcast rights. The Company will continue marketing and promoting the ABQQ.tv website through GoogleAds and acquire additional broadcast rights for movies and TV series, and plan to charge subscription fees once the Company has obtained at least 200 broadcast rights of movie and TV series.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in US dollars. The Company’s year-end is August 31.

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Basis of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s fully owned subsidiary App Board Limited registered and located in Hong Kong. All intercompany balances and transactions have been eliminated in consolidation.

Going Concern Uncertainties

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of August 31, 2021, the Company had an accumulated deficit of approximately $6.6 million and a working capital deficit of $228,669. For the year ended August 31, 2021, the Company incurred a net loss of approximately $3.6 million and the net cash used in operations was $5,141,166. Losses have principally occurred as a result of the substantial resources required for general and administrative expenses associated with our operations. The continuation of the Company as a going concern through August 31, 2022 is dependent upon the continued financial support from its stockholders or external financing. Management believes the existing stockholders will provide the additional cash to meet the Company’s obligations as they become due. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Foreign Currency Transactions

The Company’s planned operations are outside of the United States, which results in exposure to market risks from changes in foreign currency rates. The financial risk arises from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Non-monetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

Account Receivable

Account receivable consisted of amounts due from Anyone Pictures Limited for the sub-licensing fee revenue. Amount receivable balances are recorded at the invoiced amount and do not bear interest. As the sublicensing agreement with Anyone Picture was terminated in January, 2021, there was no account receivable balance as of August 31, 2021. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. No amount for bad debt expense was recorded by the Company during the years ended August 31, 2021 and August 31, 2020, and no write-offs for bad debt were recorded for the years ended August 31, 2021 and August 31, 2020.

Prepaid Expenses

Prepaid expenses primarily consist of prepayments of OTC market annual fee. The prepaid balances are amortized when the related expense is incurred.

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Fixed Asset

Fixed asset consists of furniture and appliances acquired for the office. The balance is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives listed below:

Estimated Useful Life
Furniture	7 years
Appliances	5 years

Leasehold Improvement

Leasehold improvement is related to the enhancements paid by the Company to leased office and store. Leasehold improvement represents capital expenditures for direct costs of renovation or acquisition and design fees incurred. The amortization of leasehold improvements commences once the renovation is completed and ready for the Company’s intended use. Leasehold improvement is amortized over the lease term of 3 years.

Intangible Assets

Intangible assets are stated at the lower of cost or amortized cost or estimated fair value and amortized as follows:

●	Movie copyrights and broadcast rights: straight-line method over the estimated life of the asset, which has been determined by management to be 2 years

●	Patent: straight-line method over the term of 5 years based on the patent license agreement

Amortized costs of the intangible asset are recorded as cost of sales, as the intangible assets are directly related to generation of revenues in the Company.

Lease property under operating lease

In February 2016, the Financial Accounting Standards Board (“FASB”) issued updated guidance to improve financial reporting about leasing transactions. This guidance required organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The original guidance required application on a modified retrospective basis with the earliest period presented. In August 2018, the FASB issued new guidance which included an option to not restate comparative periods in transition. Under this new guidance, a company applies the standard to leases in place as of the date of initial application, records a cumulative-effect adjustment to retained earnings as of the first day of the adoption year, and follows the new rules for all leases entered or modified going forward.  The Company adopted this new standard on June 1, 2020 with no retrospective adjustments to prior comparative periods. In accordance with ASC 250-10-45-14, a change in accounting principle made in an interim period shall be reflected as if the entity had adopted the new principle on the first day of the adoption year, which is September 1, 2019 for the Company. As such, the adoption of ASC 842 lease accounting standard has resulted in $196,813 lease liabilities with corresponding $201,025 ROU assets net of amortization as of September 1, 2019 based on the present value of the remaining rental payments under current leasing standards for existing leases. The remaining balance of lease liabilities are presented within the current portion of lease liabilities and the non-current portion of lease liabilities on the Consolidated Balance Sheet.

Impairment of Long-lived asset

The Company evaluates its long-lived assets or asset group, including intangible assets with indefinite and finite lives, for impairment. Intangible assets with indefinite lives that are not subject to amortization are tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the assets might be impaired in accordance with ASC 350. Such impairment test compares the fair values of assets with their carrying values with an impairment loss recognized when the carrying values exceed fair values. For long-lived assets and intangible assets with finite lives that are

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subject to depreciation and amortization are tested for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset or a Group of long-lived assets may not be recoverable. When these events occur, the Company evaluates impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the excess of the carrying amount of the asset group over its fair value.

Impairment losses are included in the general and administrative expense. There was no impairment loss during the year ended August 31, 2021. For the year ended August 31, 2020, the impairment loss of intangible assets was $125,062, including $48,000 for the intellectual assets acquired from KryptoKiosk Limited and $77,062 for the performance matching platform “Ai Bian Quan Qiu” and its WeChat official account.

Revenue Recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, applying the modified retrospective method.

In accordance with ASC Topic 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

The Company does not believe that significant management judgements are involved in revenue recognition, but the amount and timing of the Company’s revenues could be different for any period if management made different judgments or utilized different estimates. Generally, the Company recognizes revenue under ASC Topic 606 for its performance obligation.

The Company generates revenue from sub-licensing a patent. The sub-licensing revenue is recognized monthly based upon the number of users who download the APP that utilizes the Company’s patent. The monthly royalty the Company charges Anyone Pictures Limited is $12.8 per 1000 APP users. Both parties agreed to charge the sublicensing fee based upon a fixed number 2,000,000 users. In January, 2021, our sublicensing agreement with Anyone Picture to generate revenues was terminated. As such, there has been no revenues generated from sub-licensing the Technology since the end of December, 2020. Once the Company finds another company to sublicense the patent, it will generate royalty revenue again.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” (ASC 820) and ASC 825, “Financial Instruments” (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

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Level 1 – Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 – Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 – Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of cash, accounts payable, and accrued liabilities approximate fair value due to their short-term nature. The fair values of warrant liabilities and derivative liabilities embedded in convertible notes are determined by level 3 inputs.

Accounting for Derivative Instruments

The Company accounts for derivative instruments in accordance with ASC Topic 815, “Derivatives and Hedging” (ASC 815) and all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet.

The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company's policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads (including for the Company's liabilities), relying first on observable data from active markets. Additional adjustments may be made for factors including liquidity, credit, bid/offer spreads, etc., depending on current market conditions. Transaction costs are not included in the determination of fair value. When possible, the Company seeks to validate the model's output to market transactions. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820 based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments at fair value as discussed above. Changes in fair value are recognized in the period incurred as either gains or losses.

Warrants

Warrants are classified as equity and the proceeds from issuing warrants in conjunction with convertible notes are allocated based on the relative fair values of the base instrument of convertible notes and the warrants by following the guidance of ASC 470-20-25-2 as below:

Proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) shall be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants shall be accounted for as paid-in capital. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction. This usually results in a discount (or, occasionally, a reduced premium), which shall be accounted for as interest expense under Topic 835 Interest.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740 “Income Taxes”. Under ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets

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are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At August 31, 2021 and 2020, there were no unrecognized tax benefits. Please see Note 14 for details.

Value-Added Taxes

The Company generates revenue in People's Republic of China (PRC) via the “Ai Bian Quan Qiu” platform and is subject to a value-added tax at an effective rate of 6%. In accordance with PRC law, the Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payable.

The Company’s revenue generated from the “Ai Bian Quan Qiu” platform is subject to VAT at a rate of 6% and subject to surcharges at a rate of 12% of the VAT payable.

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. The earnings per share after the reverse stock split is presented retrospectively as if the reverse split had occurred at the very beginning of the business. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share is computed using the weighted average number of common shares and potential common shares outstanding during the period for warrants, options and restricted shares under treasury stock method, and for convertible debts under if-convertible method, if dilutive. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period and excludes all potential common shares if their effects are anti-dilutive.

In accordance with the Company’s convertible note agreements, the Note Holders have the option to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into common stock at a conversion price equal to a price which is 55% or 60% of the lowest trading price during the 10 or 20 days prior to the day that the Holder requests conversion. 55% is applicable to EMA Financial whereas 60% applies for the other counterparties. The lowest trading price during 10 days prior to conversion is applicable to East Capital and Fidelis Capital, whereas the other counterparties utilize the lowest trading price during the preceding 20 days. The number of diluted shares from convertible notes is calculated with the assumption of converting all the outstanding principal balance and unpaid interest expense to common shares at the beginning of the period or at the time of issuance, if later.

The number of diluted shares from warrants is the upper limit to which warrants can be converted into common shares and adjusted for anti-dilution clauses.

The Company has prepaid all the remaining convertible notes and exercised all the warrants as of August 31, 2021. As such, 0 potentially diluted shares were from convertible notes and warrants as of August 31, 2021, whereas 6,614,769 potentially diluted shares were from convertible notes and 68,163,661 potentially diluted shares were from warrants as of August 31, 2020.

	As of August 31,
Diluted shares NOT included in basic loss per share computation	2021	2020
Warrants	—	68,163,661
Convertible notes	—	6,614,769

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Recent Accounting Pronouncements

In February 2018, the FASB issued guidance to address the income tax accounting treatment of the tax effects within other comprehensive income due to the enactment of the Tax Cuts and Jobs Act (the “Act”). This guidance allows entities to elect to reclassify the tax effects of the change in the income tax rates from other comprehensive income to retained earnings. The guidance is effective for periods beginning after December 15, 2018 although early adoption is permitted. The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations.

In March 2018, the FASB issued ASU 2018-05: “Income Taxes (Topic 740)-Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118”. The amendments in this ASU add various SEC paragraphs pursuant to the issuance of SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 – the date on which the Tax Cuts and Jobs Act was signed into law. The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations.

Effective September 1, 2019, the Company adopted ASU 2018-07: “Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting”. This ASU expands the scope of Topic 718, Compensation—Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity—Equity-Based Payments to Nonemployees. The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations.

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In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” to improve the effectiveness of disclosures in the notes to financial statements related to recurring or nonrecurring fair value measurements by removing amounts and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. The new standard requires disclosure of the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes” to remove specific exceptions to the general principles in Topic 740 and to simplify accounting for income taxes. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01, “Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815,” which clarifies the interaction of the accounting for equity investments under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

NOTE 3 –PREPAID EXPENSES

Prepaid expense was $13,566 and $11,024 as of August 31, 2021 and August 31, 2020, respectively. Prepaid expense as of August 31, 2021 primarily includes $12,833 prepayment of OTC market annual fee.

NOTE 4 – SUBSCRIPTION RECEIVABLE

Subscription receivable is cash not yet collected from the shareholders for issuance of common stock. As of August 31, 2021, the subscription receivable balance of $87,239 was the remaining cash to be collected from the issuance of 3,000,000 Put shares to Peak One Opportunity Fund LP. As of August 31, 2020, the subscription receivable balance of $61,500 was cash to be collected from Mingpeng Ou for issuing 3,000,000 shares of common stocks at a price of $0.0205 per share. All the subscription receivables have been collected as of the date of issuance of these consolidated financial statements.

NOTE 5 – FIXED ASSETS AND LEASEHOLD IMPROVEMENT

The Company capitalized the renovation cost as leasehold improvement and the cost of furniture and appliances as fixed asset. Leasehold improvement relates to renovation and upgrade of an office and an offline display store. The leasehold improvement is depreciated over 3 years which equal the terms of the operating lease for renting an office. The furniture and appliances are depreciated over 7 and 5 years, respectively.

F-32

The depreciation expense was $53,048 and $52,446 for the years ended August 31, 2021 and August 31, 2020, respectively.

	August 31, 2021	August 31, 2020
Leasehold improvement	$146,304	$146,304
Appliances and furniture	25,974	20,974
Total cost	172,278	167,278
Accumulated depreciation	(118,573)	(65,525)
Property and equipment, net	$53,705	$101,753

NOTE 6 – INTANGIBLE ASSETS

As of August 31, 2021 and August 31, 2020, the balance of intangible assets are as follows;

	August 31,	August 31,
	2021	2020
Patent	$500,000	$500,000
Movie copyrights - Love over the world	853,333	-
Sitcom copyrights - Chujian	640,000	-
Movie copyrights - Huafeng	422,400	-
Movie copyrights - Our treasures	936,960	-
Movie and TV series broadcast rights	2,439,840	-
Total cost	5,792,533	500,000
Less: Accumulated amortization	(1,793,728)	(325,000)
Intangible asset, net	$3,998,805	$175,000

Intangible assets include 1) a patent obtained from Guangzhou Shengshituhua Film and Television Company Limited as a worldwide license to a video synthesis and release system for mobile communications equipment, 2) copyrights for the movie “Love over the world”, “Huafeng”, “Our treasures” and the sitcom “Chujian”, and 3) broadcast rights for fifty nine movie and TV series. The amortization expense for years ended August 31, 2021 and August 31, 2020 was $1,468,728 and $113,731, respectively.

The estimated amortization expense for each of the three succeeding years is as follows. The intangible assets as of August 31, 2021 will be fully amortized in the fiscal year of 2023.

Year ending August 31,	Amortization expense
2022	$2,721,267
2023	$1,277,538

NOTE 7 – RIGHTS-TO-USE OPERATING LEASE ASSETS, NET

Rights-to-use lease assets, net consisted of the following:

	August 31, 2021	August 31, 2020
Right-to-use gross asset	$223,237	$228,510
Less: accumulated amortization	(175,410)	(102,156)
Right-to-use asset, net	$47,827	$126,354

The right-of-use assets will be fully amortized in the fiscal year 2022.

F-33

NOTE 8 – LONG-TERM PREPAYMENT

In September 2019, the Company entered into an agreement with Guangzhou Yuezhi Computer Ltd. For upgrading software of the “Ai Bian Quan Qiu” platform at a cost of $128,000. $108,800 was paid upon signing the agreement and recorded as long-term prepayment in Q1, FY2020. As COVID-19 restricted crowd-gathering, “Ai Bian Quan Qiu” platform has not generated any revenue since mid-January, 2020, the Company impaired 80% of the “Ai Bian Quan Qiu” platform intangible asset value in Q2 FY2020 and the remaining 20% intangible asset in Q4 FY2020. As such, $108,800 prepayment was expensed as research and development expense from the previously recognized long-term prepayment asset in FY2020.

As of August 31, 2021, the long-term prepayment balance of $761,600 relates to movie copyrights and broadcast rights for movies as below:

•	In November 2019, the Company acquired a broadcast right of “Lushang” (English name: “On the Way”) from All In One Media Ltd for online streaming at a price of $256,000. This broadcast right permits online streaming globally and has been fully paid. As “Lushang” has not yet been approved for screening by the Chinese government, the payment of $256,000 was recorded as long-term prepayment

•

In November 2019, the Company acquired a broadcast right of “Qi Qing Kuai Che” (English name: “Confusion”) from All In One Media Ltd for online streaming at a price of $115,200. This broadcast right only allows online streaming outside China. In July 2021, the Company acquired the full movie copyright for both domestic and overseas with an additional cost of $908,800, and the total price is $1,024,000. As of August 31, 2021, $505,600 has been paid. As this movie has not yet been fully paid or approved for screening by the Chinese government, the total payment of $505,600 was recorded as long-term prepayment.

NOTE 9 – CONVERTIBLE NOTES

On November 18, 2019, the Company closed a private financing with EMA Financial, LLC (“EMA Financial” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $250,000, and upon issuance, the Company is expected to receive net proceeds of $228,333 after subtracting an original issue discount of $21,667 per the Note agreement. This Note carries a prorated original issue discount of up to $21,667 (the “OID”), to cover the Holder’s monitoring costs associated with the purchase and sale of the Note, which is included in the principal balance of this Note.

As part of initial closing the outstanding principal amount shall be $75,000 and the Holder shall pay $68,500 of the consideration (the “First Tranche”).  Out of $68,500 consideration, the Company has received $64,737 cash from EMA Financial with the remaining $3,763 spent as legal expense for note issuance and due diligence fees.

The term of this convertible note is 9 months with the maturity date on August 18, 2020.  The interest rate of 10.0% per annum. Upon an event of default, the interest rate will be equal to the 24.0% per annum from the due date thereof until the same is paid. The convertible note has prepayment and conversion features. The conversion price shall equal the lower of: (i) the lowest closing price during the preceding 20 trading day period ending on the latest complete trading day prior to the Issue Date of this Note (the “Closing Price”) or (ii) 55.0% of the lowest traded price for the common stock on the principal market during the 20 consecutive trading Days on which at least 100 shares of common stock were traded including and immediately preceding the Conversion Date.

In connection with the issuance of the Note, the Company granted EMA Financial a five-year cashless warrant (the “Warrant”) to purchase 30,000 shares of common stock at an exercise price of $12.5 per share. As of November 30, 2020, EMA Financial exercised 100% of the total warrant shares to acquire 45,851,221 common shares through cashless exercises.

F-34

On December 13, 2019, the Company entered into a Securities Purchase Agreement with Peak One Opportunity Fund, L.P., a Delaware limited partnership (“Peak One” or the “Holder”), pursuant to which we issued and sold to the Peak One a convertible promissory note. The Note has an original principal amount of $235,000, and upon issuance, the Company is expected to receive net proceeds of $211,500 after subtracting an original issue discount of $23,500 per the Note agreement. This Note carries a prorated original issue discount of up to $23,500 (the “OID”), to cover the Holder’s monitoring costs associated with the purchase and sale of the Note, which is included in the principal balance of this Note.

As part of initial closing the outstanding principal amount shall be $85,000 and the Holder shall pay $76,500 of the consideration (the “First Tranche”). Out of $76,500 consideration, the Company has received $65,312 cash from Peak One with the remaining $11,188 spent as legal expense for note issuance and due diligence fees. Peak One has converted all the convertible notes into 1,096,846 common shares by July 16th, 2020.

The term of this convertible note is 1 year with the maturity date on December 9, 2020. The interest rate of 10.0% per annum. The convertible note has prepayment and conversion features. The conversion price shall equal to the lesser of (a) $10.00 or (b) Sixty percent (60%) of the lowest closing bid price (as reported by Bloomberg LP) of the Common Stock for the twenty (20) Trading Days immediately preceding the date of the date of conversion of the Debentures (provided, further, that if either the Company is not DWAC Operational at the time of conversion or the Conversion Price is less than $0.01 per share, then sixty percent (60%) shall automatically adjust to Fifty percent (50%) of the lowest closing bid price (as reported by Bloomberg LP) of the Common Stock for the twenty (20) Trading Days immediately preceding the date of conversion of the Debenture), subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events.

In connection with the issuance of the Note, the Company granted Peak One a five-year cashless warrant (the “Warrant”) to purchase 10,000 shares of common stock at an exercise price of $10 per share. As of November 30, 2020, Peak One exercised 100% of the total warrant shares to acquire 3,720,326 common shares through cashless exercises.

On January 8, 2020, the Company entered into a Securities Purchase Agreement with Crown Bridge Partners, LLC, a New York limited company (“Crown Bridge”), pursuant to which the Company issued and sold to Crown a convertible promissory note, dated January 8, 2020, in the principal amount of $121,500. Upon issuance, the Company is expected to receive net proceeds of $109,500 after subtracting an original issue discount of $12,000 per the Note agreement. This Note carries a prorated original issue discount of up to $12,000 (the “OID”), to cover the Holder’s monitoring costs associated with the purchase and sale of the Note, which is included in the principal balance of this Note.

As part of initial first tranche closing on January 8th, 2020 the outstanding principal amount shall be $40,500 and the Holder shall pay $36,500 of the consideration (the “First Tranche”). Out of $36,500 consideration, the Company has received $34,992 cash from Crown Bridge with the remaining $1,508 spent as legal expense for note issuance and due diligence fees.

As part of the second tranche closing on July 23rd, 2020 the outstanding principal amount shall be $50,000 and the Holder shall pay $47,500 of the consideration (the “Second Tranche”). Out of $47,500 consideration, the Company has received $42,987 cash from Crown Bridge with the remaining $4,513 spent as legal expense for note issuance and due diligence fees.

The term of this convertible note is 1 year with the maturity date on January 8, 2021. The interest rate of 10.0% per annum. Upon an event of default, the interest rate will be equal lesser (i) fifteen percent (15%) per annum or (ii) the maximum amount permitted by law from the due date thereof until the same is paid. The convertible note has prepayment and conversion features. The Conversion Price shall be the lesser of (i) the lowest closing price of the Common Stock during the previous twenty (20) Trading Day period ending on the latest complete Trading Day prior to the date of this Note or (ii) the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) (also subject to adjustment as further described herein). The “Variable Conversion Price” shall mean 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). “Market Price” means the lowest one (1) Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date.

F-35

“Trading Price” means, for any security as of any date, the lesser of the (i) lowest traded price and (ii) lowest closing bid price on the Over-the-Counter Pink Marketplace, OTCPink, or applicable trading market (the “Principal Market”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the Principal Market is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets

 In connection with the issuance of each tranche of the Note, the Company granted Crown Bridge a five-year cashless warrant (the “Warrant”) to purchase 4,680 shares of common stock at an exercise price of $12.5 per share.

On December 31, 2019, the Company closed a private financing with Auctus Capital Partners, LLC, (“Auctus” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $75,000 with no original discount upon issuance.

As part of initial closing the outstanding principal amount shall be $75,000 and the Holder shall pay $75,000 of the consideration (the “First Tranche”). Out of $75,000 consideration, the Company has received $59,342 cash from Auctus with the remaining $15,658 spent as legal expense for note issuance and due diligence fees.

The term of this convertible note is 9 months with the maturity date on September 30, 2020. The interest rate of 10.0% per annum. Upon an event of default, the interest rate will be equal the lesser of (i) twenty-four percent (24%) per annum and (ii) the maximum amount permitted under law from the due date thereof until the same is paid. The convertible note has prepayment and conversion features. The conversion price is the lesser of: (i) the lowest closing price of the Common Stock during the previous twenty (20) Trading Day period ending on the latest complete Trading Day prior to the date of this Note, and (ii) the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Days on which at least 100 shares of Common Stock were traded including and immediately preceding the Conversion Date. “Trading Price” means, for any security as of any date, the lowest trade price on the OTCPink, OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Holder or, if the OTCPink is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc.

On February 13, 2020, the Company closed a private financing with East Capital Investment Corporation (“East Capital” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $50,000 with no original discount upon issuance.

As part of initial closing the outstanding principal amount shall be $50,000 and the Holder shall pay $50,000 of the consideration (the “First Tranche”). Out of $50,000 consideration, the Company has received $43,492 cash from EMA Financial with the remaining $6,508 spent as legal expense for note issuance and due diligence fees.

The term of this convertible note is 1 year with the maturity date on February 13, 2021. The interest rate of 10.0% per annum. The convertible note has prepayment and conversion features. The conversion price shall equal to a price which is a 40% discount to the lowest trading price in the ten (10) days prior to the day that the Holder requests conversion, unless otherwise modified by mutual agreement between the Parties.

F-36

On February 19, 2020, the Company closed a private financing with Fidelis Capital, LLC, (“Fidelis” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $50,000 with no original discount upon issuance.

As part of initial closing the outstanding principal amount shall be $50,000 and the Holder shall pay $50,000 of the consideration (the “First Tranche”). Out of $50,000 consideration, the Company has received $43,487 cash from Fidelis with the remaining $6,513 spent as legal expense for note issuance and due diligence fees.

The term of this convertible note is 1 year with the maturity date on February 19, 2021. The interest rate of 10.0% per annum. The convertible note has prepayment and conversion features. The conversion price shall equal to a price which is a 40% discount to the lowest trading price in the ten (10) days prior to the day that the Holder requests conversion, unless otherwise modified by mutual agreement between the Parties.

 On March 12, 2020, the Company closed a private financing with Armada Capital Partners, LLC, (“Armada” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $38,500 and an original issue discount of $3,500 per the Note agreement.

As part of initial closing the outstanding principal amount shall be $38,500 and the Holder shall pay $35,000 of the consideration (the “First Tranche”). Out of $35,000 consideration, the Company has received $32,992 cash from Fidelis with the remaining $2,008 spent as legal expense for note issuance and due diligence fees.

The term of this convertible note is 1 year with the maturity date on March 12, 2021. The interest rate of 10.0% per annum. The convertible note has prepayment and conversion features. The conversion price shall equal to a price which is a 40% discount to the lowest trading price in the ten (10) days prior to the day that the Holder requests conversion, unless otherwise modified by mutual agreement between the Parties. In connection with the issuance of the Armada Note, the Company granted Armada a five-year cashless warrant (the “Warrant”) to purchase 4,200 shares of the Company’s common stock at an exercise price of $12.50 per share.

On July 17, 2020, the Company closed a private financing with EMA Financial, LLC (“EMA Financial” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $50,000, and upon issuance, carries a prorated original issue discount of up to $2,500 (the “OID”), to cover the Holder’s monitoring costs associated with the purchase and sale of the Note, which is included in the principal balance of this Note.

As part of initial closing the outstanding principal amount shall be $50,000 and the Holder shall pay $47,500 of the consideration. Out of $47,500 consideration, the Company has received $42,987 cash from EMA Financial with the remaining $4,513 spent as legal expense for note issuance and due diligence fees.

The term of the convertible note is 1 year with the maturity date on July 17, 2021. The interest rate of 10.0% per annum. Upon an event of default, the interest rate will be equal to the 24.0% per annum from the due date thereof until the same is paid. The convertible note has prepayment and conversion features. The conversion price shall equal the lower of: (i) the lowest closing price during the preceding 20 trading day period ending on the latest complete trading day prior to the Issue Date of this Note (the “Closing Price”) or (ii) 60.0% of the lowest traded price for the common stock on the principal market during the 20 consecutive trading immediately preceding the Conversion Date.

On July 24, 2020, the Company closed a private financing with Power Up Lending Group Ltd., (“Power up” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $130,000 with no original discount upon issuance.

As part of initial closing the outstanding principal amount shall be $130,000 and the Holder shall pay $130,000 of the consideration (the “First Tranche”). Out of $130,000 consideration, the Company has received $116,079 cash from Power up with the remaining $13,921 spent as legal expense for note issuance and due diligence fees.

F-37

The term of this convertible note is 1 year with the maturity date on July 24, 2021. The interest rate of 10.0% per annum. Upon an event of default, the interest rate will be equal to the 22.0% per annum from the due date thereof until the same is paid. The convertible note has prepayment and conversion features. The conversion price shall equal the lower of: (i) the lowest closing price during the preceding 20 trading day period ending on the latest complete trading day prior to the Issue Date of this Note (the “Closing Price”) or (ii) 60.0% of the lowest traded price for the common stock on the principal market during the 20 consecutive trading immediately preceding the Conversion Date.

On August 18, 2020, the Company closed another private financing with Power Up Lending Group Ltd., (“Power up” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $63,000 with no original discount upon issuance.

As part of closing the outstanding principal amount shall be $63,000 and the Holder shall pay $63,000 of the consideration (the “Second Tranche”). Out of $63,000 consideration, the Company has received $54,939 cash from Power up with the remaining $8,061 spent as legal expense for note issuance and due diligence fees.

The term of this convertible note is 1 year with the maturity date on August 18, 2021. The interest rate of 10.0% per annum. Upon an event of default, the interest rate will be equal to the 22.0% per annum from the due date thereof until the same is paid. The convertible note has prepayment and conversion features. The conversion price shall equal the lower of: (i) the lowest closing price during the preceding 20 trading day period ending on the latest complete trading day prior to the Issue Date of this Note (the “Closing Price”) or (ii) 60.0% of the lowest traded price for the common stock on the principal market during the 20 consecutive trading immediately preceding the Conversion Date.

On September 1, 2020, the Company closed another private financing with Jefferson Street Capital LLC, (“Jefferson Street Capital” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $82,500 with $7,500 discount upon issuance.

As part of closing the outstanding principal amount shall be $82,500 and the Holder shall pay $75,000 of the consideration. Out of $75,000 consideration, the Company has received $68,949 cash from Jefferson Street Capital with the remaining $6,051 spent as legal expense for note issuance and due diligence fees.

The term of this convertible note is 1 year with the maturity date on September 1, 2021. The interest rate of 10.0% per annum. Upon an event of default, the interest rate will be equal to the 22.0% per annum from the due date thereof until the same is paid. The convertible note has prepayment and conversion features. The conversion price shall equal the lower of: (i) the lowest closing price during the preceding 20 trading day period ending on the latest complete trading day prior to the Issue Date of this Note (the “Closing Price”) or (ii) 60.0% of the lowest traded price for the common stock on the principal market during the 20 consecutive trading immediately preceding the Conversion Date.

On September 1, 2020, the Company closed another private financing with FirstFire Global Opportunities Fund, LLC, (“FirstFire Global” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $75,000 with $3,750 discount upon issuance.

As part of closing the outstanding principal amount shall be $75,000 and the Holder shall pay $71,250 of the consideration. Out of $71,250 consideration, the Company has received $61,498 cash from FirstFire Global with the remaining $9,752 spent as legal expense for note issuance and due diligence fees.

The term of this convertible note is 9 months with the maturity date on June 1, 2021. The interest rate of 10.0% per annum. Upon an event of default, the interest rate will be equal to the 24.0% per annum from the due date thereof until the same is paid. The convertible note has prepayment and conversion features. The conversion price shall equal the lower of: (i) the lowest closing price during the preceding 20 trading day period ending on the latest complete trading day prior to the Issue Date of this Note (the “Closing Price”) or (ii) 60.0% of the lowest traded price for the common stock on the principal market during the 20 consecutive trading immediately preceding the Conversion Date.

F-38

On October 8, 2020, the Company closed another private financing with Power Up Lending Group Ltd., (“Power up” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $55,000 with no original discount upon issuance.

As part of closing the outstanding principal amount shall be $55,000 and the Holder shall pay $55,000 of the consideration. Out of $55,000 consideration, the Company has received $47,579 cash from Power up with the remaining $7,421 spent as legal expense for note issuance and due diligence fees.

The term of this convertible note is 1 year with the maturity date on October 8, 2021. The interest rate of 10.0% per annum. Upon an event of default, the interest rate will be equal to the 22.0% per annum from the due date thereof until the same is paid. The convertible note has prepayment and conversion features. The conversion price shall equal the lower of: (i) the lowest closing price during the preceding 20 trading day period ending on the latest complete trading day prior to the Issue Date of this Note (the “Closing Price”) or (ii) 60.0% of the lowest traded price for the common stock on the principal market during the 20 consecutive trading immediately preceding the Conversion Date.

On October 9, 2020, the Company closed another private financing with East Capital Investment Corp., (“East Capital” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $62,700 with no original discount upon issuance.

As part of closing the outstanding principal amount shall be $62,700 and the Holder shall pay $62,700 of the consideration. Out of $62,700 consideration, the Company has received $54,992 cash from Power up with the remaining $7,708 spent as legal expense for note issuance and due diligence fees.

The term of this convertible note is 1 year with the maturity date on October 9, 2021. The interest rate of 10.0% per annum. The convertible note has prepayment and conversion features. The conversion price shall equal the lower of: (i) the lowest closing price during the preceding 20 trading day period ending on the latest complete trading day prior to the Issue Date of this Note (the “Closing Price”) or (ii) 60.0% of the lowest traded price for the common stock on the principal market during the 20 consecutive trading immediately preceding the Conversion Date.

The below table summarizes all the convertible notes issued during the year ended August 31, 2020.

Counterparties	Issuance date	Maturity date	Principal Amount	Purchase Price	Discount on Note issuance	Note issuance costs	Proceeds Received (USD)
EMA Financial	November 18, 2019	August 18, 2020	$75,000	$68,500	$6,500	$3,763	$64,737
Peak One Opportunity	December 9, 2019	December 9, 2022	$85,000	$76,500	$8,500	$11,188	$65,312
Crown Bridge (Tranche I)	January 8, 2020	January 8, 2021	$40,500	$36,500	$4,000	$1,508	$34,992
Auctus Fund Note	December 31, 2019	September 30, 2020	$75,000	$75,000	$-	$15,658	$59,342
East Capital	February 13, 2020	February 13, 2021	$50,000	$50,000	$-	$6,508	$43,492
Fidelis Capital	February 19, 2020	February 19, 2021	$50,000	$50,000	$-	$6,513	$43,487
Armada Partners	March 12, 2020	March 12, 2021	$38,500	$35,000	$3,500	$2,008	$32,992
EMA Financial	July 17, 2020	July 17, 2021	$50,000	$47,500	$2,500	$4,513	$42,987
Crown Bridge (Tranche II)	July 23, 2020	July 23, 2021	$40,500	$36,500	$4,000	$2,208	$34,292
Power Up Lending (Tranche I)	July 24, 2020	July 24, 2021	$130,000	$130,000	$-	$13,921	$116,079
Power Up Lending (Tranche II)	August 18, 2020	August 18, 2021	$63,000	$63,000	$-	$8,061	$54,939
			$697,500	$668,500	$29,000	$75,849	$592,651

F-39

The below table summarizes all the convertible notes issued during the year ended August 31, 2021.

Counterparties	Issuance date	Maturity Date	Principal Amount	Purchase Price	Discount on Note issuance	Note issuance costs	Proceeds Received (USD)
Jefferson Street Capital	September 1,2020	September 1, 2021	82,500	75,000	7,500	6,051	68,949
FirstFire Global	September 1,2020	June 1, 2021	75,000	71,250	3,750	9,752	61,498
Power Up Lending	October 8, 2020	October 8, 2021	55,000	55,000	-	7,421	47,579
East Capital	October 9, 2020	October 9, 2021	62,700	62,700	-	7,708	54,992
			$275,200	$263,950	$11,250	$30,932	$233,018

The following table summarizes the convertible note and derivative liability in the balance sheet at August 31, 2021:

Balance, August 31, 2020	$438,921
Issuance of Convertible Note Principal	$275,200
Issuance of MFN Principal	$15,000
Discount on Note issuance, net of amortization	$75,075
Accrued interest expense	$24,562
Converted Note Principal	$(166,464)
Converted accrued and unpaid interest	$(8,538)
Prepayment of Note Principal	$(559,782)
Paid interest expense	$(29,390)
Change in fair value of Derivative liability	$(64,584)
Balance, August 31, 2021	$—

The Company valued its derivatives liability using Monte Carlo simulation. Assumptions used as of August 31, 2021 include (1) risk-free interest rates of 0.06%, (2) expected equity volatility of 66.25% - 66.3%, (3) zero dividends, (4) discount for lack of marketability of 30% (5) remaining terms and conversion prices as set forth in the convertible note agreement, and (6) the common stock price of the underlying share on the valuation date of August 31, 2021.

The Company recognizes gain due to convertible feature of $64,584 in the income statement for the year ended August 31, 2021.

The Company prepaid nine convertible notes during the year ended August 31, 2021 as below:

Convertible Notes	Beginning Principal after Note Conversion	Total Interest Accrued	Paid Date	Paid Principal	Paid Interest	Principal balance Outstanding	Payment amount	Loss from prepaid convertible note
Crown Bridge (Tranche I)	1,082	2,641	12/9/20	(1,082)	(2,641)	-	-	-
Crown Bridge (Tranche II)	40,500	1,545	12/9/20	(40,500)	(1,545)	-	72,500[1]	(26,732)[1]
EMA Financial	50,000	1,990	12/9/20	(50,000)	(1,990)	-	72,800	(20,810)
Power Up Lending	130,000	6,491	1/22/21	(130,000)	(6,491)	-	190,925	(54,434)
Power Up Lending	63,000	3,042	2/10/21	(63,000)	(3,042)	-	92,380	(26,338)
East Capital	62,700	3,114	4/7/21	(62,700)	(3,114)	-	87,467	(21,652)
Power Up Lending	55,000	2,746	4/7/21	(55,000)	(2,746)	-	80,797	(23,051)
Jefferson Street	82,500	4,097	3/1/21	(82,500)	(4,097)	-	116,975	(30,378)
FirstFire Global	75,000	3,724	3/1/21	(75,000)	(3,724)	-	108,125	(29,401)
Total	559,782	29,390	-	(559,782)	(29,390)	-	821,969	(232,796)

1. The balance is the total of Crown Bridge Tranche I and Tranche II

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The Holders converted convertible notes to common shares during the year ended August 31, 2021 as below:

EMA Financial:

Conversion date	Beginning principal balance	Principal Amount Converted	Interest Amount Converted	MFN Principal	Total converted principals and unpaid interest	Closing Fee	Ending principal balance	Conversion Price	Converted Shares
September 1, 2020	5,285	5,285	5,154	—	10,439	1,000	—	$0.00812	1,408,800
Total		5,285	5,154	—	10,439	1,000			1,408,800

Auctus Capital Partners:

Conversion date	Beginning principal balance	Principal Amount Converted	Interest Amount Converted	MFN Principal	Total converted principals and unpaid interest	Closing Fee	Ending principal balance	Conversion Price	Converted Shares
September 8, 2020	33,295	12,055	73	—	12,128	750	21,240	$0.00510	2,525,000
September 18, 2020	21,240	15,233	58	—	15,291	750	6,007	$0.00510	3,145,300
September 29, 2020	6,007	6,007	18	11,082	17,107	750	—	$0.00480	3,720,200
October 22, 2020	—	—	—	3,918	3,918	750	—	$0.00216	2,161,240
Total		33,295	149	15,000	48,444	3,000			11,551,740

*On September 29, 2020, $6,007 of the Auctus Capital convertible note was converted to 17,107 shares of common stock at a conversion price $0.0048, 60% of the lowest trading price in the 20 days prior to the conversion dates. Additional most-favored-nation (MFN) principal of $15,000 was triggered when the conversion price is lower than $0.1. The remaining Auctus Capital convertible note principal balance was $0, including $15,000 MFN principal

East Capital:

Conversion date	Beginning principal balance	Principal Amount Converted	Interest Amount Converted	MFN Principal	Total converted principals and unpaid interest	Closing Fee	Ending principal balance	Conversion Price	Converted Shares
September 8, 2020	26,600	13,300	250	—	13,550	—	13,300	$0.01020	1,328,431
September 25, 2020	13,300	13,300	129	—	13,429	—	—	$0.00960	1,398,854
Total		26,600	379	—	26,979	—			2,727,285

F-41

Fidelis Capital:

Conversion date	Beginning principal balance	Principal Amount Converted	Interest Amount Converted	MFN Principal	Total converted principals and unpaid interest	Closing Fee	Ending principal balance	Conversion Price	Converted Shares
September 1, 2020	41,000	25,671	—	—	25,671	—	15,329	$0.01218	2,107,648
September 9, 2020	15,329	15,329	2,605	—	17,934	—	—	$0.01020	1,758,257
Total		41,000	2,605	—	43,605	—			3,865,905

Armada Partners:

Conversion date	Beginning principal balance	Principal Amount Converted	Interest Amount Converted	MFN Principal	Total converted principals and unpaid interest	Closing Fee	Ending principal balance	Conversion Price	Converted Shares
September 25, 2020	25,500	13,000	213	—	13,213	500	12,500	$0.01020	1,344,363
October 6, 2020	12,500	12,500	38	—	12,538	500	—	$0.00960	1,358,145
Total		25,500	251	—	25,751	1,000			2,702,508

Crown Bridge (Tranche I):

Conversion date	Beginning principal balance	Principal Amount Converted	Interest Amount Converted	MFN Principal	Total converted principals and unpaid interest	Closing Fee	Ending principal balance	Conversion Price	Converted Shares
September 8, 2020	20,867	6,400	—	—	6,400	1,250	14,467	$0.00765	1,000,000
September 22, 2020	14,467	5,635	—	—	5,635	1,250	8,832	$0.00765	900,000
October 1, 2020	8,832	7,750	—	—	7,750	1,250	1,082	$0.00720	1,250,000
Total		19,785		—	19,785	3,750			3,150,000

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In summary, the Company has either converted or prepaid all the outstanding convertible notes as of August 31, 2021. The below table lists conversions and prepayments during each quarter in FY2021.

Sr. No.	Note	Total convertible note issued	Total principal converted as of 08/31/2020	Total principal converted as of 11/30/2020	Total principal paid off as of 2/28/2021	Total principal paid off as of 8/31/2021	Principal balance Outstanding as of 8/31/2021
1	EMA Financial	90,000	(84,716)	(5,285)	-	-	-
2	Peak One Opportunity	85,000	(85,000)	-	-	-	-
3	Auctus Fund Note	90,000	(41,705)	(48,295)	-	-	-
4	Crown Bridge (Tranche I)	40,500	(19,633)	(19,785)	(1,082)	-	-
5	East Capital	50,000	(23,400)	(26,600)	-	-	-
6	Fidelis Capital	50,000	(9,000)	(41,000)	-	-	-
7	Armada Partners	38,500	(13,000)	(25,500)	-	-	-
8	Crown Bridge (Tranche II)	40,500	-	-	(40,500)	-	-
9	EMA Financial (Issue Date: 7.17.2020)	50,000	-	-	(50,000)	-	-
10	Power Up Lending (Issue Date: 07.24.2020)	130,000	-	-	(130,000)	-	-
11	Power Up Lending (Issue Date: 08.18.2020)	63,000	-	-	(63,000)	-	-
12	East Capital (Issue Date: 10.09.2020)	62,700	-	-	-	(62,700)	-
13	Power Up Lending (Issue Date: 10.08.2020)	55,000	-	-	-	(55,000)	-
14	Jefferson Street (Issue Date: 09.01.2020)	82,500	-	-	-	(82,500)	-
15	FirstFire Global (Issue Date: 09.01.2020)	75,000	-	-	-	(75,000)	-
	Total	1,002,700	(276,454)	(166,464)	(284,582)	(275,200)	-

NOTE 10 – WARRANTS

On December 9, 2019, January 8, 2020, January 17, 2020, March 12, 2020, and July 23, 2020 the Company issued warrants to EMA Financial, Peak One Opportunity, Crown Bridge, and Armada Partners in conjunction with their convertible notes (see Note 9). Classified as equity, these detachable warrants issued in a bundled transaction with convertible notes are accounted for separately as additional paid-in capital for the portion of the proceeds allocated to them. The allocation of the sales proceeds between the base instrument of convertible notes and the warrants are allocated based on the relative fair values of the base instrument of convertible notes and the warrants following the guidance in ASC 470-20-25-2.

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On July 30, 2020, the Company issued $750,000 warrant shares to Peak One Opportunity in connection with the Equity Purchase Agreement, which is the “Financing Agreement” signed on July 30, 2020 to sell to Peak One up to $10,000,000 worth of the Company’s common stock over the period ending twenty-four (24) months after the date the Registration Statement.

The fair value of the stock warrants granted to EMA Financial was estimated at $106,540 on the date granted using the Black-Scholes pricing model, with the following assumption used for the valuation: exercise price of $12 per share, average risk-free interest rate of 0.89%, expected dividend yield of 0, remaining contractual life of 4.89 years, and an average expected volatility of 58.11%.

The fair value of the stock warrants granted to Peak One was estimated at $39,515 on the date granted using the Black-Scholes pricing model, with the following assumption used for the valuation: exercise price of $10 per share, average risk-free interest rate of 0.89%, expected dividend yield of 0, remaining contractual life of 4.78 years, and an average expected volatility of 57.51%. The fair value of the stock warrants granted to Crown Bridge (Tranche I) was estimated at $17,443 on the date granted using the Black-Scholes pricing model, with the following assumption used for the valuation: exercise price of $12.5 per share, average risk-free interest rate of 0.89%, expected dividend yield of 0, remaining contractual life of 4.86 years, and an average expected volatility of 57.97%.

The fair value of the stock warrants granted to Armada was estimated at $12,341 on the date granted using the Black-Scholes pricing model, with the following assumption used for the valuation: exercise price of $12.5 per share, average risk-free interest rate of 0.29%, expected dividend yield of 0, remaining contractual life of 4.78 years, and an average expected volatility of 61.54%.

The fair value of the stock warrants granted to Crown Bridge (Tranche II), issued on July 23, 2020 was estimated at $126,112 on August 31, 2020 using the Black-Scholes pricing model, with the following assumption used for the valuation: exercise price of $0.00905 per share, average risk-free interest rate of 0.28%, expected dividend yield of 0, remaining contractual life of 4.90 years, and an average expected volatility of 55.33%.

The fair value of the stock warrants granted to Peak One, a standalone warrant issued on July 30, 2020 was estimated at $45,722 on August 31, 2020 using the Black-Scholes pricing model, with the following assumption used for the valuation: exercise price of $0.1 per share, average risk-free interest rate of 0.27%, expected dividend yield of 0, remaining contractual life of 4.92 years, and an average expected volatility of 55.29%.

As of August 31, 2021, the Company exercised the following warrant shares to acquire common shares via cashless exercises as below:

Peak One warrant issued on December 9, 2019:

Date of Exercise	Anti Dilution Value of Warrant Shares	Anti Dilution Base (Exercise) Price (B)	Mkt Price (90 Day High Preceding Exercise date) (A)	# of WTS Shares Elected for purchase (Y)	Common Shares to be issued upon exercise (X) = Y(A-B)/A	Cashless Payment
July 20, 2020	$100,000	$ 0.0300	$ 21.00	250,358	250,000	$7,511
July 21, 2020	$92,489	$ 0.0300	$ 21.00	250,358	250,000	$7,511
July 23, 2020	$84,979	$ 0.0300	$ 21.00	250,358	250,000	$7,511
July 29, 2020	$77,468	$ 0.0300	$ 21.00	250,358	250,000	$7,511
August 4, 2020	$69,957	$ 0.0300	$ 21.00	250,358	250,000	$7,511
August 11, 2020	$62,446	$ 0.0300	$ 21.00	500,715	500,000	$15,021
August 21, 2020	$47,425	$ 0.0300	$ 21.00	500,715	500,000	$15,021
August 25, 2020	$32,403	$ 0.0205	$ 21.00	500,489	500,000	$10,260
August 31, 2020	$22,143	$ 0.0205	$ 21.00	500,489	500,000	$10,260
September 9, 2020	$11,883	$ 0.0205	$ 21.00	470,786	470,326	$9,651
Total				3,724,984	3,720,326	$ 97,768

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Peak One warrant issued on July 30, 2020

Date of Exercise	Anti Dilution Value of Warrant Shares	Anti Dilution Base (Exercise) Price (B)	Market Price (90 Day High Preceding Exercise date) (A)	# of WTS Shares Elected for purchase (Y)	Common Shares to be issued upon exercise (X) = Y(A-B)/A	Cashless Payment
October 8, 2020	$75,000	0.01672	$10.00	750,000	748,746	$12,540
December 21, 2020	$62,460	0.00609	$0.068	2,564,039	2,344,407	$15,615
December 28, 2020	$46,845	0.00609	$0.068	2,564,039	2,344,407	$15,615
January 6, 2021	$31,230	0.00609	$0.068	5,128,079	4,668,814	$31,230
Total				11,006,157	10,086,374	$75,000

EMA Financial warrant issued on January 17, 2020:

Date of Exercise	Anti Dilution Value of Warrant Shares	Anti Dilution Base (Exercise) Price (B)	Market Price (90 Day High Preceding Exercise date) (A)	# of WTS Shares Elected for purchase (Y)	Common Shares to be issued upon exercise (X) = Y(A-B)/A	Cashless Payment
September 8, 2020	$375,000	0.00812	$17.00	2,400,002	2,398,856	$19,488
September 14, 2020	$355,512	0.00812	$17.00	2,950,000	2,948,951	$23,954
September 22, 2020	$331,558	0.00812	$10.00	3,400,000	3,397,239	$27,608
September 25, 2020	$303,950	0.00812	$10.00	3,600,000	3,597,077	$29,232
October 1, 2020	$274,718	0.00812	$10.00	4,150,000	4,146,630	$33,698
October 12, 2020	$241,020	0.00812	$6.50	4,600,000	4,594,254	$37,352
October 19, 2020	$203,668	0.00812	$6.50	4,800,000	4,794,004	$38,976
October 29, 2020	$164,692	0.00812	$2.02	5,200,000	5,179,097	$42,224
November 5, 2020	$122,468	0.00812	$0.60	5,500,000	5,425,567	$44,660
November 11, 2020	$77,808	0.00812	$0.43	5,700,000	5,592,363	$46,284
November 20, 2020	$31,524	0.00812	$0.30	3,882,264	3,777,184	$31,524
Total				46,182,266	45,851,222	$375,000

If the Market Price of one share of Common Stock is greater than the Exercise Price, the Holder may elect to receive Warrant Shares pursuant to a cashless exercise, in lieu of a cash exercise, equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant and a Notice of Exercise, in which event the Company shall issue to Holder a number of Common Stock computed using the formula of X = Y (A-B)/A, where X, Y, A, B are as below.

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares that the Holder elects to purchase under this

Warrant (at the date of such calculation).

A = the Market Price (at the date of such calculation).

B = Exercise Price (as adjusted to the date of such calculation).

The exercise prices for all the warrants are subject to anti-dilution adjustments. If the Company issues common stocks under a purchase agreement, issue options, or convert notes to common stocks at a lower price than the warrant exercise prices while the warrants are still outstanding, such lower price is the base price that the warrant exercise price can be reduced to. As such, the Holder will receive additional warrant shares to keep the same warrant value as the original issuance before the exercise price is adjusted down.

F-45

A summary of the status of the Company’s warrants as of August 31, 2021 is presented below. The number of shares is adjusted in accordance with the anti-dilution adjustment and equals the original number of warrant shares times the original exercise prices divided by based prices. Base price is either the note conversion price or the share issuance price used by the Company while the warrants are outstanding.

	Number of warrants
	Original shares issued	Anti-dilution Adjusted
Warrants as of August 31, 2020	793,920	68,163,661
Warrants granted	—	—
Exercised, forfeited or expired	(793,920)	(68,163,661)
Outstanding as of August 31, 2021	—	—
Exercisable as of August 31, 2021	—	—

(1). Exercise price is reduced to the latest base price. Base price is either the note conversion price or the share issuance price, which the Company used while the warrants were outstanding.

(2). The number of shares is adjusted in accordance with the anti-dilution clause per the warrant agreement and equals the original number of warrant shares times the original exercise prices divided by base price.

NOTE 11 – FAIR VALUE MEASUREMENTS

The Company applies ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.
Level 3 — Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Derivative liabilities of conversion features in convertible notes are classified within Level 3. We estimate the fair values of these liabilities at August 31, 2021 by using Monte Carlo simulation based on the remaining contractual terms, risk-free interest rates, and expected volatility of the stock prices, etc. The assumptions used, including the market value of stock prices in the future and the expected volatilities, were subjective unobservable inputs.

Liabilities measured at fair value on a recurring basis as of August 31, 2021 are summarized below:

Fair value measurement using:
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs ( Level 2)	Unobservable inputs ( Level 3)	Total Fair value at August 31, 2021
Derivative liabilities	$—	$—	$—	$—

F-46

Derivative liabilities embedded in convertible notes

Fair value at August 31, 2020	$64,584
Increase from note issuances	74,187
Decrease from note conversions	(33,490)
Changes in the fair value	58,090
Fair value at November 30, 2020	$163,371
Increase from note issuances	—
Decrease from note prepayment	(136,321)
Changes in the fair value	18,439
Fair value at February 28, 2021	$45,490
Decrease from note prepayment	(45,490)
Fair value at August 31, 2021	—

NOTE 12– RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note. As of August 31, 2021 and August 31, 2020, there are no such related party transactions.

Youall Perform Services Ltd, owned by the son of the Company’s Chief Executive Offer and the Company’s former Secretary and Treasurer Jianli Deng, collects revenue from the performance matching platform “Ai Bian Quan Qiu” via a Wechat official account on behalf of the Company. Due to the COVID-19 impact, the Company ceased operation of the “Ai Bian Quan Qiu” platform in January, 2020. For the years ended August 31, 2021 and 2020, the Company recognized revenue of $0 and $141,143 from this performance matching platform, respectively. The balance of related party receivable from Youall Perform Services Ltd was $1,439 and $87,581 as of August 31, 2021 and 2020, respectively.

In September 2019, the Company entered into an agreement with Youall Perform Services Ltd for two transactions. 1) The Company pays Youall Perform Services Ltd. 10% of the revenue generated from the “Ai Bian Quan Qiu” platform every month to reimburse the valued-added tax, tax surcharges, and foreign transaction fee Youall Perform Services Ltd. has been paying on behalf of the Company. 2) Youall Perform Services Ltd. will provide IT consulting service for “Ai Bian Quan Qiu” platform upgrade and maintenance at a total cost of $128,000, out of which $108,800 has been paid. As there has been no revenue from the “Ai Bian Quan Qiu” platform due to COVID-19 since mid-January, 2020, $108,800 long-term prepayment was expensed as research and development expense in FY2020. In July 2020, the Company changed the service scope of this agreement and turned it into a website maintenance contract over the next two years. The major website of this Company is ABQQ.tv for video streaming. The contract amount remains to be $128,000, out of which $108,800 was previously paid and $19,200 will be due on the twenty first month after the launch of the website www.abqq.tv. The website maintenance service began on January 1, 2021 and will end on December 31, 2022. The Company will pay Youall Perform Services Ltd the remaining balance of $19,200 in September, 2022.

The Company has entered into a patent license agreement with a related party Guangzhou Shengshituhua Film and Television Company Limited (“Licensor”) 100% owned by the Chief Executive Officer Chiyuan Deng. The agreement is for a term of 5 years commencing on the effective date on June 1, 2017. The Company has already paid the licensor a non-refundable, up-from payment of $500,000 and shall pay a royalty of 20% of the gross revenue realized from the sale of licensed products and sub-licensing of this patent every year. The royalty expenses during the years ended August 31, 2021 and August 31, 2020 are $25,600 and $61,440, respectively. In January, 2021, the Company’s sublicensing agreement to generate royalty revenues was terminated with Anyone Picture. As such, there has been no royalty expenses since the end of December, 2020 given there has been no sublicensing royalty revenue generated from the patent. Once the Company finds another company to sublicense the patent, it will generate royalty revenue and pay royalty expense again.

F-47

The Company rented an office from ZESTV STUDIOS LIMITED, a Hong Kong entity 100% owned by the Chief Executive Officer Chiyuan Deng. On December 1, 2020, the Company entered an agreement with ZESTV STUDIOS LIMITED to grant ZESTV STUIDIOS LIMITED the distribution right for the movie “Love over the world” and charge ZESTV STUIDIOS LIMITED movie royalties. The Company’s royalties revenue is stipulated to equal 43% of the after-tax movie box office revenue deducting movie issuance costs. The movie box office revenue is tracked by a movie distributor Huaxia Film Distribution Co. Ltd (hereafter “Hua Xia”) in China as it connects with all movie theaters in China and can track the total movie box office revenue online in real time. Although ZESTV STUDIOS LIMITED has paid royalties revenue to the Company, ZESTV STUDIOS LIMITED failed to collect cash from Hua Xia. The Company will refund ZESTV STUDIOS LIMITED the movie royalties. As of August 31, 2021, the Company incurred related party payable of $16,512 for the office rent and $916,922 of refund for the movie royalties revenue net of the movie distribution commission fee to ZESTV STUDIOS LIMITED.

On August 29, 2020, the Company entered into a Separation Agreement and Release with each of Jianli Deng, Lijun Yu and Linqing Ye. Pursuant to the agreements, Mr. Deng resigned as Secretary and Treasurer, Ms. Yu resigned as Chief Marketing Officer and Mr. Ye resigned as Chief Operating Officer. Mr. Deng will remain on as a member of our board of directors. The Separation and Release Agreement cancelled the employment agreements for each of Messrs. Deng, Yu and Ye, and provided them each an indebtedness payment within five (5) business days of the agreements. Mr. Deng will receive $110,000, Ms. Yu will receive $110,000 and Mr. Ye will receive $120,000. We received a release of all claims from these prior officers. In addition, Mr. Deng, Ms. Yu, and Mr. Ye agreed to return to the Company their unvested restricted shares of 130,556, 147,222, and 147,222, respectively.

On September 11, 2020, we entered into an amended employment agreement with Chiyuan Deng, our Chief Executive Officer. Pursuant the amended agreement, we amended the compensation to Mr. Deng to include a salary of $180,000 annually, a reduction in common stock received under his initial employment agreement, a potential for a bonus in cash or shares, and the issuance of 100,000 shares of our newly created Series A Preferred Stock at par value $0.001.

During the year ended August 31, 2021, the Company paid the Chief Executive Officer $180,000 salary, $50,000 bonus in cash, and $30,100 stock-based compensation. $25,000 salary was paid in cash to Chief Financial Officer. In addition, the Company hired Chief Investment Officer on February 22, 2021. $55,685 cash salary and $7,527 stock-based compensation were paid to Chief Investment Officer for the year ended August 31, 2021. During the year ended August 31, 2020, $169,768 was paid to five executives in the form of stock-based compensation and $15,000 cash salary was paid to the Chief Financial Officer.

NOTE 13 – STOCKHOLDERS’ EQUITY

The Company has 226,589,735 and 46,661,417 common shares issued and outstanding as of August 31, 2021 and August 31, 2020, respectively. These common shares were held by approximately 559 and 520 shareholders of record at August 31, 2021 and August 31, 2020, respectively. The Company has 100,000 and 0 series A preferred shares issued and outstanding as of August 31, 2021 and August 31, 2020, respectively. The Company has 20,000 and 0 series B preferred shares issued and outstanding as of August 31, 2021 and August 31, 2020, respectively

The Company has the following equity activities during the year ended August 31, 2021:

F-48

Common shares

•	The Company issued 19,000,000 shares of common stock for cash at $0.0140 per share and 4,000,000 shares of common stock for cash at $0.0715 per share.

•	The Company issued 25,406,238 shares of common stock from note conversion. Refer to Note 9 for further details.

•	The Company issued 56,407,922 shares of common stock from warrant exercises. Refer to Note 10 for further details.

•	261,111 shares of common stock returned to the Company due to officer resignations.

•	The Company issued 31,646,633 shares of put shares for cash at $0.015312, $0.014256, $0.01452, $0.077528, $0.09856, $0.11, $0.0715, $0.0563, $0.0528, $0.04875, $0.05764, and $0.0344 per share.

•	As stock-based compensation the Company issued 500,000 shares to the Chief Investment Offer and 1,000,000 shares to the Chief Executive Officer.

•	The Company issued 24,528,637 of common shares from preferred shares series C & D conversion.

•	The Company issued 17,700,000 shares of stock for consulting services.

Preferred shares

The Company authorized 10,000,000 shares of preferred shares with a par value $0.001. During the year ended August 31, 2021, the Company issued 100,000 shares of Series A Preferred shares at par value $0.001, and 20,000 shares of Series B Preferred shares at $16 per share, 280,025 shares of Series C Preferred shares and its dividend shares were converted to 7,140,360 common shares in August, 2021, and 798 shares of Series D Preferred shares were converted to 17,388,277 common shares in August, 2021.

Based upon the Series C Preferred Share purchase agreement, each share of Series C Preferred Stock carries an annual dividend in the amount of 12.0% of the Stated Value (the “Dividend Rate”). Which shall be cumulative, payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default, the Dividend Rate shall automatically increase to 22.0%. As of August 31, 2021, the Company has dividend expense of $16,801 and dividend payable of $0 on Series C Preferred Shares.

Based upon the Series D Preferred Share purchase agreement, each share of Series D Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of 8.0% per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Preferred Share has been converted or redeemed (the “Dividend End Date”). As of August 31, 2021, the Company has dividend expense of $9,034 and dividend payable of $1,834 on Series D Preferred Shares and included in the accrued liabilities in the balance sheet.

Warrant shares

•	The Company canceled 9,720 warrant shares with Crown Bridge and 4,200 warrant shares with Armanda Partners in November, 2020.

•	Peak One Opportunities exercised the remaining 10% of the 10,000 warrant shares issued on December 9, 2019 and 100% 750,000 warrant shares issued on July 30, 2020.

•	EMA Financial exercised all 30,000 warrant shares issued on January 17, 2020.

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NOTE 14 – INCOME TAXES

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law. The Company has completed the accounting for the effects of the Act. The Company’s financial statements for the year ended August 31, 2019 reflect certain effects of the Act which includes a reduction in the corporate tax rate from 35% to 21% as well as other changes.

Components of net deferred tax assets, including a valuation allowance, are as follows as of August 31, 2021 and August 31, 2020:

	August 31, 2021	August 31, 2020
Deferred tax asset attributable to:
Net operating loss carry over	$871,681	$447,765
Less: valuation allowance	(871,681)	(447,765)
Net deferred tax asset	$—	$—

The valuation allowance for deferred tax assets was $871,681 as of August 31, 2021 and $447,765 as of August 31, 2020. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of August 31, 2021 and August 31, 2020.

Reconciliation between the statutory rate and the effective tax rate is as follows for the years ended August 31, 2021 and August 31, 2020:

	Years ended
	August 31,
	2021	2020
Federal statutory tax rate	21%	21%
Change in valuation allowance	(21%)	(21%)
Effective tax rate	0%	0%

The Company’s fully owned subsidiary App Board Limited registered and located in Hong Kong. It is governed by the income tax law of the Hong Kong and is subject to a tax rate of 16.5%.

During the years ended August 31, 2021 and August 31, 2020, the Company and its subsidiary have incurred a consolidated loss of $(3,608,097) and $(1,523,071), respectively. As a result, the Company and its subsidiary did not incur any income tax during the years ended August 31, 2021 and August 31, 2020.

NOTE 15 – CONCENTRATION RISK

89% and 69% of revenue was generated from one customer during the years ended August 31, 2021 and August 31, 2020, respectively.

100% of the account receivable balance was due from one customer as of August 31, 2021 and August 31, 2020.

F-50

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Operating lease

As of August 31, 2021, the Company leases office premises in Hong Kong, an office in New York city, and an office in Singapore under non-cancelable operating lease agreements with an option to renew these leases. On November 22, 2020, the Company closed down a display store and terminated its lease, which has an original term from February 23, 2019 to February 22, 2022, as a result of the COVID-19 impact and uncertainties of the economy in Hong Kong. The cash lease expense for the years ended August 31, 2021 and August 31, 2020 was $92,981 and $79,488, respectively. All leases are on a fixed payment basis. None of the leases include contingent rentals. The Company had lease commitment of $48,822 as of August 31, 2021, of which $48,822 is within one year.

In accordance with ASC 250-10-45-14, the adoption of ASC 842 lease accounting standard has resulted in $94,570 lease expenses for the year ended August 31, 2021, including both cash and non-cash lease expenses.

As of August 31,	Commitments
2021	$48,822
Total Lease Payments	$48,822
Less: imputed interest	$(596)
Present value of lease liabilities	$48,226
Current portion of obligations under operating leases	$48,226
Obligations under operating leases, non-current	$0

NOTE 17 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to August 31, 2021 to the date these financial statements were issued.

Covid-19 impact:

In December 2019, a novel strain of coronavirus (COVID-19) surfaced. The spread of COVID-19 around the world in the first quarter of 2020 has caused significant volatility in the U.S. and international markets. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. It is too early to quantify the impact this situation will have on company revenue and profits at this time. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, labor workforce, unavailability of supplies used in operations, etc. Accordingly, Management is evaluating the Company’s liquidity position, reduction in revenues, and reviewing the analysis of the Company’s financial performance as the Company seeks to withstand the uncertainty related to the coronavirus. As no large-crowd gathering has been allowed since the outbreak of COVID-19, the Company has not generated any revenue from the Ai Bian Quan Qiu performance matching platform. Consequently, the Company has decided to impair all of the intangible asset carrying value related to the Ai Bian Quan Qiu performance matching platform and its Wechat official account, given that it is uncertain whether this platform will continue generating any revenue.

Subsequent cash receipt for Put share issuance:

On September 4, 2021, the Company received the subscription receivable from Peak One Opportunity Fund LP for issuing 3,000,000 Put shares at $0.0344 per share on August 16, 2021.

Issue of Series C Preferred Stock:

On September 3, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor Geneva Roth Remark Holdings, Inc. (the “Investor”), whereby Investor purchased from the Company 234,300 shares of Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”) for a purchase price of $203,500 (the “Purchase Price”). The closing occurred on September 3, 2021. After the payment of transaction-related expenses, net proceeds to the Company from the issuance of the Series C Preferred Stock totaled $184,000. The Company intends to use the proceeds from the Preferred Stock for general working capital purposes.

F-51

On October 21, under another Purchase Agreement with the Investor, whereby Investor purchased from the Company 98,325 shares of Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”) for a purchase price of $85,450 (the “Purchase Price”). The closing occurred on October 22, 2021. After the payment of transaction-related expenses, net proceeds to the Company from the issuance of the Series C Preferred Stock totaled $75,390. The Company intends to use the proceeds from the Preferred Stock for general working capital purposes.

Issue of Series D Preferred Stock:

For the Securities Purchase Agreement dated March 10, 2021 entered between the Company and the accredited investor GHS Investments, LLC (the “Investor”), the Company will issue up to 5,075 shares of Series D Convertible Preferred Stock of the Company (the “Series D Preferred Stock”) to GHS Investments, LLC with a purchase price of $1,000 per share. On September 6, 2021 and October 5, 2021, the Company issued 73 and 37 shares of series D preferred stock to the investor, respectively. After the payment of transaction-related expenses, net proceeds to the Company from the issuance of the Series D Preferred Stock was $67,160 and $34,040, respectively. The Company intends to use the proceeds from the Preferred Stock for general working capital purposes.

Open a Movie Theater in New York City:

In October 2021, the Company entered into a five- year lease with Martabano Realty Corp (hereinafter referred to as "Landlord") for the "The Mt. Kisco Theatre” located at 144 Main Street, Mount Kisco, New York. The property under the lease consists of approximately 8,375 squares to be used and occupied by the Company as a movie theater. The fixed minimum annual base rent for each year of the five-year lease term is $83,750, $83,750, $159,125, $163,899, and $168,816.

NFT Film and Music Market (NFT MMM) Development and Maintenance Contract:

The Company has entered into a contract with STAREASTnet to develop a decentralized application based on the NFT (Non-Fungible Token) for a movie and music marketplace with the option to buy physical, digital download or both, in one place. The digital copyrights of movies and music are generalized through NFTs, whose smart contracts facilitate the verifications of digital copyrights saved on the blockchain. The Company will hold 100% stake of STAREASTnet NFT Movies and Music Marketplace (NFT MMM).

Officer Resignation:

Brandy Gao resigned as Chief Financial Officer of the Company since the term of her contract with the Company ended on December 31, 2021.

Cancellation of Acquiring a Movie Copyright:

The Company acquired a movie copyright of “Too Simple” from Guang Dong Honor Pictures Ltd in July 2021 at a price of $1,271,680, which was to be paid in installments. As of August 31, 2021, $644,785 was paid and recorded in long-term prepayment. On December 31, 2021, the Company entered into a termination contract with Guang Dong Honor Pictures Ltd to cancel the purchase of this movie copyright and will receive a full refund before May 31, 2022. Therefore, the Company has reclassified $644,785 from long-term prepayment to other receivable on the balance sheet.

Change in Outstanding Common Shares:

As of December 31, 2021, the Company had 237,297,700 shares of common stock outstanding. The approximate 10.7 million increase from 226,589,735 shares outstanding at August 31, 2021 is primarily attributed to 7.3 million Put shares issued to Peak One Opportunity Fund LP and 3.2 million common shares converted from preferred shares series D.

F-52

AB INTERNATIONAL GROUP CORP.

250,000,000 Shares of Common Stock

PROSPECTUS

August 3, 2022

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$125.15
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$0
Total	$20,125.15

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

 The sales and issuances of the securities described below were made pursuant to the exemptions from registration contained in to Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. Except as described in this prospectus, none of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Common shares

•	The Company issued 19,000,000 shares of common stock for cash at $0.0140 per share and 4,000,000 shares of common stock for cash at $0.0715 per share.

•	The Company issued 25,406,238 shares of common stock from note conversion. Refer to Note 9 of the consolidated financial statements for the year ended August 31, 2021 for further details.

•	The Company issued 56,407,922 shares of common stock from warrant exercises. Refer to Note 10 of the consolidated financial statements for the year ended August 31, 2021 for further details.

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•	261,111 shares of common stock returned to the Company due to officer resignations.

•	The Company issued 31,646,633 shares of put shares for cash at $0.015312, $0.014256, $ 0.01452, $0.077528, $0.09856, $0.11, $0.0715, $0.0563, $0.0528, $0.04875, $0.05764, and $0.0344 per share.

•	As stock-based compensation the Company issued 500,000 shares to the Chief Investment Offer and 1,000,000 shares to the Chief Executive Officer.

•	The Company issued 24,528,637 of common shares from preferred shares series C & D conversion.

•	The Company issued 17,700,000 shares of stock for consulting services.

•	The Company issued 5,500,000 shares of put shares for cash at $0.02288 and $0.02719 per share

•	The Company issued 3,146,854 of common shares from preferred shares series D conversions

•	The Company issued 1,800,000 shares of common stock for cash at $0.01548 per share and 3,000,000 shares of common stock for cash at $0.01716 per share and 2,300,000 shares of common stock for cash at $0.01729 per share and 2,300,000 shares of common stock for cash at $0.01100 per share.

•	As stock-based compensation the Company issued 5,000,000 shares to the Chief Investment Offer and 10,000,000 shares to the Chief Executive Officer.

•	The Company issued 5,521,473 of common shares from preferred shares series D conversions

•	The Company issued 30,000,000 shares of stock for consulting services.

•	On April 7, 2022, the Company issued 2,841,389 shares of common stock to Geneva Roth Remark Holding Inc. for the conversion of Series C preferred stock.

•	From June 13, 2022 to July 7, 2022, the Company issued 33,986,292 common shares for the conversion of Series C preferred stock.

Preferred shares

        The Company authorized 10,000,000 shares of preferred shares with a par value $0.001. During the year ended August 31, 2021, the Company issued 100,000 shares of Series A Preferred shares at par value $0.001, and 20,000 shares of Series B Preferred shares at $16 per share, 280,025 shares of Series C Preferred shares and its dividend shares were converted to 7,140,360 common shares in August, 2021, and 798 shares of Series D Preferred shares were converted to 17,388,277 common shares in August, 2021.

Based upon the Series C Preferred Share purchase agreement, each share of Series C Preferred Stock carries an annual dividend in the amount of 12.0% of the Stated Value (the “Dividend Rate”). Which shall be cumulative, payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default, the Dividend Rate shall automatically increase to 22.0%. As of August 31, 2021, the Company has dividend expense of $16,801 and dividend payable of $0 on Series C Preferred Shares.

Based upon the Series D Preferred Share purchase agreement, each share of Series D Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of 8.0% per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Preferred Share has been converted or redeemed (the “Dividend End Date”). As of August 31, 2021, the Company has dividend expense of $9,034 and dividend payable of $1,834 on Series D Preferred Shares and included in the accrued liabilities in the balance sheet.

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On September 3, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby the investor purchased from the Company 234,300 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $203,500.

On October 21, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 98,325 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $85,450.

On December 9, 2021, the Company entered into a securities purchase agreement with an accredited investor, whereby the investor purchased from the Company 34 shares of Series D Convertible Preferred Stock of the Company for a purchase price of $34,000.

On January 27, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 89,490 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $78,050.

On June 1, 2022, the Company entered into a securities purchase agreement with an accredited investor, whereby investor purchased from the Company 147,775 shares of Series C Convertible Preferred Stock of the Company for a purchase price of $128,500. The closing occurred on June 16, 2022.

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Item 16. Exhibits and Financial Statement Schedules

		Incorporated by Reference		Filed or Furnished
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

3.1	Articles of Incorporation	S-1	3.1	10/10/14

3.2	Bylaws	S-1	3.2	10/10/14

3.3	Certificate of Amendment	8-K	3.1	6/7/18

3.4	Certificate of Change	8-K	3.1	6/18/19

4.1	Convertible Promissory Note	8-K	4.1	11/21/19

4.2	Convertible Debenture	8-K	4.1	12/18/19
					.
4.3	Common Stock Purchase Warrant	8-K	4.2	12/18/19

4.4	Convertible Promissory Note	8-K	4.1	1/10/20

4.5	Convertible Promissory Note	8-K	4.2	1/10/20

4.6	10% Convertible Note	8-K	4.1	2/21/20

4.7	10% Convertible Note	8-K	4.2	2/21/20

4.8	Convertible Promissory Note	8-K	4.1	3/18/20

4.9	Common Stock Purchase Warrant	8-K	10.1	3/18/20

4.10	10% Convertible Note	8-K	4.1	7/23/20

4.11	Convertible Promissory Note	8-K	4.1	7/28/20

4.12	Common Stock Purchase Warrant	8-K	4.1	8.3.20

4.13	Convertible Promissory Note	8-K	4.1	8/24/2020

4.14	Convertible Promissory Note	8-K	4.1	9/4/20

4.15	Convertible Promissory Note	8-K	4.2	9/4/20

4.16	Convertible Promissory Note	8-K	4.1	10/15/20

4.17	Common Stock Purchase Warrant	8-K	4.1	8/2/22

5.1	The Doney Law Firm Legal Opinion				X

10.1	Patent License Agreement	8-K	10.1	6/6/17

10.2	Agreement for Termination and Release	8-K	10.1	11/1/18

10.3	Chief Marketing Officer Employment Agreement	8-K	10.1	2/11/19

10.4	Chief Operating Officer Employment Agreement	8-K	10.1	2/11/19

10.5	Securities Purchase Agreement	8-K	10.1	11/21/19

10.6	Securities Purchase Agreement	8-K	10.1	12/18/19

10.7	Securities Purchase Agreement	8-K	10.1	1/10/20

10.8	Securities Purchase Agreement	8-K	10.2	1/10/20

10.9	Securities Purchase Agreement	8-K	10.1	2/21/20

10.10	Securities Purchase Agreement	8-K	10.2	2/21/20

10.11	Securities Purchase Agreement	8-K	4.2	3/18/20

10.12	Securities Purchase Agreement	8-K	10.1	7/23/20

10.13	Securities Purchase Agreement	8-K	10.1	7/28/20

10.14	Equity Purchase Agreement	8-K	10.1	8/3/20

10.15	Registration Rights Agreement	8-K	10.2	8/3/20

10.16	Securities Purchase Agreement	8-K	10.1	8/24/20

10.17	Separation Agreement and Release with Jianli Deng, dated August 29, 2020	8-K	10.1	9/1/20

10.18	Separation Agreement and Release with Lijun Yu, dated August 29, 2020	8-K	10.2	9/1/20

10.19	Separation Agreement and Release with Linqing Ye, dated August 29, 2020	8-K	10.3	9/1/20

10.20	Securities Purchase Agreement	8-K	10.1	9/4/20

10.21	Securities Purchase Agreement	8-K	10.2	9/4/20

10.22	Securities Purchase Agreement	8-K	10.1	10/15/20

10.23	Securities Purchase Agreement	8-K	10.1	10/20/20

10.24	Termination and Release Agreement	8-K	10.1	11/25/20

10.25	Termination and Release Agreement	8-K	10.1	12/1/20

10.26	Series C Preferred Stock Purchase Agreement	8-K	10.1	1/29/21

10.27	Employment Agreement	8-K	10.1	2/24/21

10.28	Series C Preferred Stock Purchase Agreement	8-K	10.1	3/2/21

10.29	Series C Preferred Stock Purchase Agreement	8-K	10.1	11/3/21

10.30	Lease Agreement	8-K	10.1	11/2/21

10.31	Series C Preferred Stock Purchase Agreement	8-K	10.1	9/13/21

10.32	Series C Preferred Stock Purchase Agreement	8-K	10.1	1/28/22

10.33	Series C Preferred Stock Purchase Agreement	8-K	10.1	3/21/22

10.34	Amendment to Employment Agreement	8-K	10.1	5/24/22

10.35	Series C Preferred Stock Purchase Agreement	8-K	10.1	6/17/22

10.36	Series C Preferred Stock Purchase Agreement	8-K	10.1	8/1/22

10.36	Common Stock Purchase Agreement	8-K	10.1	8/2/22

23.1	Consent of Auditor				X

23.2	Consent of Auditor				X

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 Item 17. Undertakings

(a)            The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

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(5)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 2, 2022.

DATE	SIGNATURE	TITLE

August 3, 2022	/s/ Chiyuan Deng	Chief Executive Officer
	Chiyuan Deng	(Principal Executive Officer)

DATE	SIGNATURE	TITLE

August 3, 2022	/s/ Jianli Deng	Chief Financial Officer and Director
	Jianli Deng	(Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

DATE	SIGNATURE	TITLE

August 3, 2022	/s/ Chiyuan Deng	Chief Executive Officer
	Chiyuan Deng	(Principal Executive Officer)

DATE	SIGNATURE	TITLE

August 3, 2022	/s/ Jianli Deng	Chief Financial Officer and Director
	Jianli Deng	(Principal Financial Officer and Principal Accounting Officer)

DATE	SIGNATURE	TITLE

August 3, 2022	/s/ Ho Fai Lam	Director
Ho Fai Lam

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